UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Trex Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TREX COMPANY, INC.

160 Exeter Drive

Winchester, Virginia 22603-8605

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 7, 2008

To our stockholders:

Notice is hereby given that the 2008 annual meeting of stockholders of Trex Company, Inc. will be held at Courtyard Marriott, 300 Marriott Drive, Winchester, Virginia, on Wednesday, May 7, 2008, at 9:00 a.m., local time, for the following purposes:

1.	to consider and vote upon a proposal to elect two directors of Trex Company;

2.	to consider and vote upon a proposal to amend the Trex Company, Inc. 2005 Stock Incentive Plan to increase the number of shares of common stock that may be issued pursuant to the plan from 2,150,000 shares to 3,150,000 shares;

3.	to consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as Trex Company’s independent registered public accounting firm for the 2008 fiscal year; and

4.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 19, 2008 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend this meeting.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. To vote, you should complete, sign, date and promptly return the enclosed proxy card in the self-addressed envelope that we have included for your convenience. Alternatively, you may submit your proxy through the Internet or by telephone as indicated on the proxy card. No postage is required if the proxy is mailed in the United States. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

By Order of the Board of Directors,

Lynn E. MacDonald

Secretary

Dated: March 28, 2008

TREX COMPANY, INC.

160 Exeter Drive

Winchester, Virginia 22603-8605

Annual Meeting of Stockholders

May 7, 2008

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Trex Company, Inc. for use at Trex Company’s 2008 annual meeting of stockholders to be held at Courtyard Marriott, 300 Marriott Drive, Winchester, Virginia, on Monday, May 7, 2008, at 9:00 a.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

Trex Company will pay all costs associated with this proxy solicitation. Trex Company may also use its officers and other employees to solicit proxies from stockholders, personally or by telephone, facsimile, letter or electronic mail. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. Trex Company has retained Morrow & Co., LLC to aid in the solicitation of proxies, and will pay Morrow & Co., LLC a fee of $7,500 as compensation for its services and reimburse it for its reasonable out-of-pocket expenses. Trex Company has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. Trex Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

A list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at Trex Company’s offices at 160 Exeter Drive, Winchester, Virginia, and at the time and place of the meeting during the whole time of the meeting.

This proxy statement and the enclosed proxy card are first being mailed to Trex Company’s stockholders on or about March 28, 2008.

Voting and Revocability of Proxies

A proxy for use at the annual meeting and a return postage-paid envelope are enclosed. Stockholders may also vote their shares through the Internet or by telephone by following the instructions provided on the enclosed proxy card.

Shares of Trex Company’s common stock represented by a properly executed proxy, if the proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in the proxy. If no instructions are indicated, such shares will be voted FOR approval of each proposal listed on the proxy card. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, including a proposal to adjourn or postpone the annual meeting to permit Trex Company to solicit additional proxies in favor of any proposal, the persons named in the accompanying proxy will vote on such matter in their own discretion.

A vote through the Internet or by telephone may be revoked by executing a later-dated proxy card, by subsequently voting through the Internet or by telephone, or by attending the annual meeting and voting in person. A stockholder executing a proxy card also may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to Trex Company’s Secretary, by subsequently executing another proxy bearing a later date or by attending the annual meeting and voting in person. Attending the annual meeting will not automatically revoke a stockholder’s prior Internet or telephone vote or the stockholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary.

Voting Procedure

All holders of record of the common stock at the close of business on March 19, 2008 will be eligible to vote at the annual meeting. Each holder of common stock is entitled to one vote at the annual meeting for each share held by such stockholder. As of March 19, 2008, there were 15,178,266 shares of common stock outstanding.

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting, who will determine whether or not a quorum is present. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

For Delaware law purposes, approval of the proposal to amend the Trex Company, Inc. 2005 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this matter at the annual meeting. Under the rules of the New York Stock Exchange, on which Trex Company’s common stock is listed, this proposal must be approved by a majority of the votes cast on the proposal, so long as the total votes cast on the proposal represent over 50% of the total number of votes that may be cast by holders of the shares of common stock outstanding and entitled to vote at the annual meeting. For Delaware law purposes and for purposes of the NYSE rules, an abstention from voting on this proposal will have the same effect as a vote against the proposal.

Approval of the proposal to ratify the appointment of Trex Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this matter at the annual meeting. An abstention from voting on this proposal will have the same effect as a vote against the proposal.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on non-routine matters without instructions from their customers. A broker non-vote occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker non-vote will not affect whether any proposal to be acted upon at the annual meeting is approved.

Annual Report to Stockholders and Other Information

A copy of Trex Company’s annual report to stockholders for the 2007 fiscal year accompanies this proxy statement. Trex Company is required to file an annual report on Form 10-K for the 2007 fiscal year with the Securities and Exchange Commission, or “SEC.” Stockholders may obtain, free of charge, a copy of the 2007 Form 10-K, without exhibits, by writing to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary. The 2007 Form 10-K is also available through Trex Company’s web site at http://www.trex.com. The annual report to stockholders and the 2007 Form 10-K are not proxy soliciting materials.

Trex Company also makes available on its web site at http://www.trex.com and in paper form without charge to any stockholder who requests them copies of its corporate governance principles, its code of conduct and ethics, and the charters of each standing committee of its board of directors. Requests for copies of these documents should be directed to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary.

Important Notice Regarding Delivery of Stockholder Documents

If you and other residents at your mailing address own common stock through a broker or bank in “street name,” your broker or bank may have sent you a notice that your household will receive only one annual report to stockholders and proxy statement for each company in which you hold shares through that broker or bank. The practice of sending only one copy of an annual report to stockholders and proxy statement is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of Trex Company’s annual report to stockholders and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New Jersey 11717 (telephone number: 1-800-542-1061). In any event, if you did not receive an individual copy of Trex Company’s annual report to stockholders or this proxy statement, and wish to do so, Trex Company will send a copy to you if you address your written request to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary, or call Trex Company at 540-542-6300. If you are receiving multiple copies of the annual report to stockholders and proxy statement, you can request householding by contacting Trex Company in the same manner. Trex Company encourages you to participate in this program. It will reduce the volume of duplicate information received at your household, as well as reduce Trex Company’s expense.

SECURITY OWNERSHIP

The following table presents, as of February 15, 2008, information based upon Trex Company’s records and filings with the SEC regarding beneficial ownership of its common stock by the following persons:

•	each person known to Trex Company to be the beneficial owner of more than 5% of the common stock;

•	each director and each nominee to the board of directors;

•	each executive officer of Trex Company named in the Summary Compensation Table following the Compensation Discussion and Analysis section of this proxy statement; and

•	all directors and executive officers of Trex Company as a group.

As of February 15, 2008, there were 15,212,580 shares of common stock outstanding.

The following information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership of a class of capital stock as of any date includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power as of such date and also any shares as to which a person has the right to acquire such voting or investment power as of or within 60 days after such date through the exercise of any stock option, warrant or other right, without regard to whether such right expires before the end of such 60-day period or continues thereafter. If two or more persons share voting power or investment power with respect to specific securities, all of such persons may be deemed to be the beneficial owners of such securities. Information with respect to persons other than the holders listed in the table below that share beneficial ownership with respect to the securities shown is presented following the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Pzena Investment Management, LLC 120 West 45th Street, 20th Floor New York, New York 10036	1,904,241	12.5

Carl W. Knobloch, Jr. Emily C. Knobloch William R. Knobloch P.O. Box 1530 Wilson, Wyoming 83014	1,436,240	9.4

Rutabaga Capital Management 64 Broad Street, 3rd Floor Boston, Massachusetts 02109	1,418,583	9.3

Royce & Associates, LLC 1414 Avenue of Americas New York, New York 10019	1,358,700	9.0

Sterling Capital Management LLC Two Morrocroft Centre 4064 Colony Road, Suite 300 Charlotte, North Carolina 28211	914,613	6.0

Anthony J. Cavanna	744,768	4.9

Andrew U. Ferrari	640,279	4.2

Harold F. Monahan	101,375	*

William H. Martin, III	38,265	*

Ronald W. Kaplan	34,091	*

William F. Andrews	30,441	*

Paul D. Fletcher (1)	28,792	*

Patricia B. Robinson	16,554	*

Paul A. Brunner	14,342	*

Jay M. Gratz	7,418	*

Frank H. Merlotti, Jr.	6,706	*

All directors and executive officers as a group (11 persons)	1,663,031	10.7

*	Less than 1%.
(1)	Mr. Fletcher’s last day of employment with Trex Company was September 7, 2007.

The percentage of beneficial ownership as to any person as of February 15, 2008 is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after February 15, 2008, by the sum of the number of shares outstanding as of February 15, 2008 plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after February 15, 2008. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, Trex Company believes that the beneficial owners of Trex Company’s common stock listed in the table have sole voting and investment power with respect to the shares shown.

The information concerning Pzena Investment Management, LLC is based on a Schedule 13G/A filed with the SEC on February 8, 2008, in which the reporting person reports that it has sole voting power with respect to 1,711,066 of the shares shown and sole dispositive power with respect to all 1,904,241 of the shares shown.

The information concerning Carl W. Knobloch, Jr., Emily C. Knobloch and William R. Knobloch is based on a Schedule 13G/A filed with the SEC on January 25, 2008. Carl W. Knobloch, Jr. reports that he may be deemed to have sole voting power and dispositive power with respect to 73,334 of the shares shown and shared voting power and dispositive power with respect to 1,362,906 of the shares shown. Emily C. Knobloch reports that she may be deemed to have shared voting power and dispositive power with respect to 980,647 of the shares shown. William R. Knobloch reports that he may be deemed to have shared voting power and dispositive power with respect to 382,259 of the shares shown and sole voting power and dispositive power with respect to 586,638 of the shares shown. Each such reporting person disclaims beneficial ownership of any shares held in trust for which the reporting person is not a trustee.

The information concerning Rutabaga Capital Management is based on a Schedule 13G/A filed with the SEC on February 14, 2008, in which the reporting person reports that it has sole voting power with respect to 1,070,028 of the shares shown, shared voting power with respect to 348,555 of the shares shown and sole dispositive power with respect to all 1,418,583 of the shares shown.

The information concerning Royce & Associates, LLC is based on a Schedule 13G/A filed with the SEC on February 1, 2008, in which the reporting person reports that it has sole voting power with respect to all 1,358,700 of the shares shown and sole dispositive power with respect to all 1,358,700 of the shares shown.

The information concerning Sterling Capital Management LLC is based on a Schedule 13G filed with the SEC on January 29, 2008, in which the reporting person reports that it has sole voting power with respect to all 914,613 of the shares shown and sole dispositive power with respect to all 914,613 of the shares shown.

The shares of common stock shown as beneficially owned by Mr. Cavanna include 118,086 shares of common stock that Mr. Cavanna has the right to purchase as of or within 60 days after February 15, 2008 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Ferrari include 20,237 shares of common stock held in trust by the Andrew U. Ferrari Foundation, of which Mr. Ferrari and his spouse are co-trustees, 270,000 shares of common stock held by Ferrari Family Investments LLC, of which Mr. Ferrari’s wife is the Manager, and 19,302 shares of common stock that Mr. Ferrari has the right to purchase as of or within 60 days after February 15, 2008 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Monahan include 73,692 shares of common stock that Mr. Monahan has the right to purchase as of or within 60 days after February 15, 2008 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Martin include 29,165 shares of common stock that Mr. Martin has the right to purchase as of or within 60 days after February 15, 2008 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Andrews include 18,441 shares of common stock that Mr. Andrews has the right to purchase as of or within 60 days after February 15, 2008 pursuant to the exercise of stock options.

The information concerning Mr. Fletcher is based on his beneficial ownership as of September 7, 2007, which was the last day of his employment with Trex Company.

The shares of common stock shown as beneficially owned by Ms. Robinson include 16,554 shares of common stock that Ms. Robinson has the right to purchase as of or within 60 days after February 15, 2008 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Brunner include 14,342 shares of common stock that Mr. Brunner has the right to purchase as of or within 60 days after February 15, 2008 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Gratz include 7,418 shares of common stock that Mr. Gratz has the right to purchase as of or within 60 days after February 15, 2008 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Merlotti include 6,706 shares of common stock that Mr. Merlotti has the right to purchase as of or within 60 days after February 15, 2008 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by all directors and executive officers as a group include a total of 303,706 shares of common stock that they have the right to purchase as of or within 60 days after February 15, 2007 pursuant to the exercise of stock options.

ELECTION OF DIRECTORS

(Proposal 1)

Nominees for Election as Directors

Trex Company’s certificate of incorporation provides that the board of directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The current terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of stockholders in 2009 and at the annual meeting of stockholders in 2010, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

In accordance with the recommendation of the nominating/corporate governance committee, Jay M. Gratz and Ronald W. Kaplan have been nominated by the board of directors for election to the class with a three-year term that will expire at the annual meeting of stockholders in 2011. Both of the nominees are incumbent directors. Mr. Gratz has served on the board of directors since his appointment as a director in February 2007. An executive search firm engaged by the nominating/corporate governance committee assisted the committee in identifying Mr. Gratz as a director candidate. Mr. Kaplan has served on the board of directors since January 2008, when he was appointed to serve as Trex Company’s President and Chief Executive Officer.

On February 19, 2008, William H. Martin, III, whose current term of service on the board of directors expires on the date of this annual meeting, informed the board of directors of his decision not to stand for re-election. On February 20, 2008, Anthony J. Cavanna, whose current term of service on the board of directors expires on the date of Trex Company’s annual meeting of stockholders in 2009, informed the board of directors of his decision to retire effective on the date of this annual meeting.

The number of authorized directors of Trex Company is currently fixed at nine. Immediately following the annual meeting and the effectiveness of Mr. Cavanna’s resignation from the board of directors, and as a result of Mr. Martin’s decision not to stand for re-election, the number of authorized directors will be reduced to seven and the number of directors authorized to serve in the class of directors elected at this annual meeting and the class of directors whose terms expire in 2009 will each be reduced from three to two.

Approval of Nominees

Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR the election of each of the nominees. If any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may recommend. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director.

The board of directors unanimously recommends that the stockholders of Trex Company vote FOR the election of the nominees to serve as directors.

Information About Nominees and Continuing Directors

Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

Nominees for Election for Three-Year Terms

Name	Age	Director Since
Jay M. Gratz	55	2007
Ronald W. Kaplan	56	2008

Jay M. Gratz is retired. From 1999 through October 2007, Mr. Gratz served as Executive Vice President and Chief Financial Officer of Ryerson Inc., a metals processor and distributor, and as President of Ryerson Coil Processing Division from November 2001 until October 2007. Mr. Gratz served as Vice President and Chief Financial Officer of Inland Steel Industries from 1994 through 1998, and served in various other positions, including Vice President of Finance, within that company since 1975. Mr. Gratz is a Certified Public Accountant. He received a B.A. degree in economics from State University of New York in Buffalo and a Masters degree in management from Northwestern University Kellogg Graduate School of Management.

Ronald W. Kaplan has served as President and Chief Executive Officer of Trex Company since January 2008. From February 2006 through December 2007, Mr. Kaplan served as Chief Executive Officer of Continental Global Group, Inc., a manufacturer of bulk material handling systems. From July 2005 to February 2006, Mr. Kaplan was an independent consultant. From 1979 to July 2005, he was employed by Harsco Corporation, an international industrial services and products company, at which he served in a number of capacities, including as Senior Vice President-Operations, and, from 1994 through June 2005, as President of Harsco’s Gas Technologies Group, which manufactures containment and control equipment for the global gas industry. Mr. Kaplan received a B.A. in economics from Alfred University and an M.B.A. degree from the Wharton School of Business, University of Pennsylvania.

Directors Whose Terms Expire in 2009

Name	Age	Director Since
Anthony J. Cavanna	67	1998
Frank H. Merlotti, Jr.	56	2006
Patricia B. Robinson	54	2000

Anthony J. Cavanna has served as a non-employee interim Chief Financial Officer of Trex Company since September 2007. Mr. Cavanna served as Chairman of Trex Company from August 2005 through December 2007 and as Chief Executive Officer of Trex Company from August 2005 through August 2007. From December 2003 until August 2005, Mr. Cavanna was retired. Before his retirement, Mr. Cavanna served as Executive Vice President and Chief Financial Officer of Trex Company from September 1998 through December 2003, and of TREX Company, LLC, which was Trex Company’s wholly-owned subsidiary until December 31, 2005, from August 1996 through December 2002. From 1962 to August 1996, Mr. Cavanna held a variety of positions with Mobil Chemical, including Group Vice President, Vice President-Planning and Finance, Vice President of Mobil Chemical and General Manager of its Films Division Worldwide, President and General Manager of Mobil Plastics Europe and Vice President-Planning and Supply of the Films Division. Mr. Cavanna currently serves as a director of Ultralife Batteries Co., Inc. and is a member of its Audit and Finance Committee, Acquisition Committee and Compensation Committee. Mr. Cavanna received a B.S. degree in chemical engineering from Villanova University and an M.S. degree in chemical engineering from the Polytechnic Institute of Brooklyn.

Frank H. Merlotti, Jr. has served, since October 2006, as President of Steelcase Design Group, the North American business unit of Steelcase, Inc., a manufacturer of office furniture and furniture systems, and served as President of Steelcase North America from September 2002 through September 2006. Mr. Merlotti served as President and Chief Executive Officer of G&T Industries, a manufacturer and distributor of fabricated foam and soft-surface materials for the marine, office furniture and commercial building industries, from August 1999 to September 2002. From 1991 through 1999, Mr. Merlotti served as President and Chief Executive Officer of Metropolitan Furniture Company, a Steelcase Design Partnership company. From 1985 through 1999, Mr. Merlotti served as General Manager of the Business Furniture Division of G&T Industries.

Patricia B. Robinson has been an independent consultant since 1999. From 1977 to 1998, Ms. Robinson served in a variety of positions with Mead Corporation, a forest products company, including President of Mead School and Office Products, Vice President of Corporate Strategy and Planning, President of Gilbert Paper, Plant

Manager of a specialty machinery facility and Product Manager for new packaging product introductions. Ms. Robinson received a B.A. degree in economics from Duke University and an M.B.A. degree from the Darden School at the University of Virginia.

Directors Whose Terms Expire in 2010

Name	Age	Director Since
William F. Andrews	75	1999
Paul A. Brunner	71	2003
Andrew U. Ferrari	61	1998

William F. Andrews has served as Chairman of Corrections Corporation of America since August 2000, as Chairman of Katy Industries, Inc., a manufacturer of maintenance and electrical products, since October 2001, and as Chairman of the Singer Sewing Company, a manufacturer of sewing machines, since 2004. Mr. Andrews has been a Principal of Kohlberg & Company, a venture capital firm, since 1994, and served as Chairman of Allied Aerospace Company from 2000 to 2006. Prior to 2002, he served in various positions, including Chairman of Scovill Fasteners Inc.; Chairman of Northwestern Steel and Wire Company; Chairman of Schrader-Bridgeport International, Inc.; Chairman, President and Chief Executive Officer of Scovill Manufacturing Co., where he worked for over 28 years; Chairman and Chief Executive Officer of Amdura Corporation; Chairman of Utica Corporation; and Chairman, President and Chief Executive Officer of Singer Sewing Company. Mr. Andrews also serves as a director of Black Box Corporation and O’Charley’s Restaurants. Mr. Andrews received a B.S. degree in business administration from the University of Maryland and an M.B.A. degree in marketing from Seton Hall University.

Paul A. Brunner is President and Chief Executive Officer of Spring Capital Inc., a merchant bank, which he founded in 1985. From 1982 to 1985, Mr. Brunner served as President and Chief Executive Officer of U.S. Operations of Asea-Brown Boveri, a multi-national Swiss manufacturer of high technology products. In 1967, he joined Crouse Hinds Company, a manufacturer of electronics and electronic equipment, and through 1982 held various positions with that company, including President and Chief Operating Officer, Executive Vice President of Operations, Vice President of Finance and Treasurer, and Director of Mergers and Acquisitions. From 1959 to 1967, he worked for Coopers & Lybrand, an international accounting firm, as an audit supervisor. Mr. Brunner is a Certified Public Accountant. He received a B.S. degree in accounting from the University of Buenos Aires and an M.B.A. degree in management from Syracuse University.

Andrew U. Ferrari has served as Chairman of Trex Company since January 2008. Mr. Ferrari served as Chief Executive Officer of the company from August 2007 through December 2007, and as President and Chief Operating Officer of Trex Company from August 2005 through July 2007. From March 2003 until August 2005, Mr. Ferrari was a marketing and business development consultant. Mr. Ferrari served as Executive Vice President of Marketing and Business Development of Trex Company from October 2001 through March 2003, and of TREX Company, LLC, which was Trex Company’s wholly-owned subsidiary until December 31, 2002, from October 2001 through December 2002. He served as Executive Vice President of Sales and Marketing of Trex Company from September 1998 to October 2001, and of TREX Company, LLC from August 1996 to October 2001. From 1989 to 1996, Mr. Ferrari held various positions with Mobil Chemical, including Director of Sales and Marketing of the Composite Products Division, New Business Manager, and Marketing Director of the Consumer Products Division. Mr. Ferrari received a B.A. degree in economics from Whitman College and an M.B.A. degree from Columbia University.

Board of Directors and Committees of the Board of Directors

The board of directors currently consists of nine directors. Immediately following the annual meeting, upon the retirement of Mr. Cavanna and as a result of Mr. Martin’s decision not to stand for re-election, as discussed above, the board of directors will consist of seven directors.

The board of directors has a standing audit committee, a standing compensation committee and a standing nominating/corporate governance committee. The board of directors held ten meetings during Trex Company’s 2007 fiscal year. During 2007, each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and of each committee of the board of directors on which such director served.

It is Trex Company’s policy that all directors should attend the annual meetings of Trex Company’s stockholders. All of the directors serving on the board of directors at that time attended the annual meeting of stockholders in 2007.

Director Independence.    The board of directors has affirmatively determined that all of the current directors, other than Anthony J. Cavanna, who served as Trex Company’s Chairman and Chief Executive Officer, and interim Chief Financial Officer, Andrew U. Ferrari, who is Trex Company’s Chairman, and Ronald W. Kaplan, who is Trex Company’s President and Chief Executive Officer, are “independent” of Trex Company within the meaning of the rules governing companies listed on the New York Stock Exchange. For a director to be “independent” under the NYSE rules, the board of directors must affirmatively determine that the director has no material relationship with Trex Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with Trex Company.

The board of directors has adopted the following categorical standards of independence to assist it in determining whether a director has a material relationship with Trex Company. The following relationships between a director and Trex Company will not be considered material relationships that would preclude a finding by the board of directors that the director is independent under the NYSE rules:

•

employment of the director or the director’s immediate family member by another company that makes payments to, or receives payments from, Trex Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

•

a relationship of the director or the director’s immediate family member with a charitable organization, as an executive officer, board member, trustee or otherwise, to which Trex Company or any of its subsidiaries has made charitable contributions of not more than $50,000 annually in any of the last three years.

Consistent with the NYSE rules, Trex Company’s corporate governance principles require Trex Company’s non-management directors to meet at least once each quarter without management present and, if the group of non-management directors includes any director who is not independent under NYSE rules, to meet at least once each year with only the independent directors present. Trex Company’s non-management directors held five executive sessions in 2007. The role of presiding director for each such executive session of directors rotates among members in succession, as determined by the members. The presiding director for each meeting is responsible for advising the Chairman of the Board of decisions reached, and of recommendations for action by the board of directors made, at such meeting.

Audit Committee.    The audit committee of the Trex Company board of directors is a standing committee composed of four non-employee directors who meet the independence and expertise requirements of the NYSE listing standards. Pursuant to SEC rules, the board of directors has determined that Paul A. Brunner qualifies as an “audit committee financial expert,” as such term is defined for purposes of Item 407 of Regulation S-K promulgated by the SEC, and is independent of management.

The audit committee, which held 14 meetings during 2007, currently consists of Mr. Brunner, who is the Chairman, Mr. Gratz, Mr. Martin and Mr. Merlotti. The audit committee operates under a written charter that is reviewed annually. The audit committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing Trex Company’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the internal audit function, reviewing the adequacy of Trex Company’s system of internal controls over financial reporting and disclosure controls and procedures, reviewing the financial statements and other financial information included in Trex Company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to Trex Company’s code of conduct and ethics and other policies and procedures regarding adherence with legal requirements. The audit committee has the authority to retain and terminate any third-party consultants and to obtain advice and assistance from internal and external legal, accounting and other advisers. The audit committee is authorized to delegate its authority to subcommittees of the audit committee as determined to be necessary or advisable. A current version of the audit committee charter is available through Trex Company’s web site at http://www.trex.com.

Compensation Committee.    The compensation committee of the Trex Company board of directors is a standing committee composed of four non-employee directors who meet the independence requirements of the NYSE listing standards. The compensation committee, which held six meetings during 2007, currently consists of Mr. Andrews, who is the Chairman, Mr. Gratz, Mr. Merlotti and Ms. Robinson.

The compensation committee operates under a written charter that is reviewed annually. Pursuant to its charter, the principal functions of the compensation committee are to review and approve the compensation and benefits of Trex Company’s Chief Executive Officer, or “CEO,” and the other executive officers named in the Summary Compensation Table following the Compensation Discussion and Analysis section of this proxy statement, or “named executive officers,” as well as Vice Presidents who report directly to the CEO, and to administer Trex Company’s employee benefit programs, including its 2005 Stock Incentive Plan, Profit Allocation Plan, 1999 Employee Stock Purchase Plan, Bonus Plan and other incentive compensation plans, benefits plans and equity-based plans. The compensation committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisers. See the Compensation Discussion and Analysis section of this proxy statement for information regarding the practices of the compensation committee, including the role of the executive officers and the compensation committee’s compensation consultant in determining or recommending the amount and form of compensation paid to the named executive officers. The compensation committee is authorized to delegate its authority to subcommittees of the compensation committee as determined to be necessary or advisable. A current version of the compensation committee charter is available through Trex Company’s web site at http://www.trex.com.

Nominating/Corporate Governance Committee.    The nominating/corporate governance committee of the Trex Company board of directors is a standing committee composed of four non-employee directors who meet the independence requirements of the NYSE listing standards. The nominating/corporate governance committee operates under a written charter that is reviewed annually. A current version of the nominating/corporate governance committee charter is available through Trex Company’s web site at http://www.trex.com.

The nominating/corporate governance committee, which held six meetings during 2007, currently consists of Ms. Robinson, who is the Chairman, Mr. Andrews, Mr. Brunner and Mr. Martin. This committee is responsible for recommending candidates for election to the board of directors and for making recommendations to the board of directors regarding corporate governance matters, including board size and membership qualifications, board committees, corporate organization, non-employee director compensation, succession planning for officers and key executives, programs for training and development of executive-level employees, and stockholder proposals regarding these matters. The nominating/corporate governance committee has the authority to retain and terminate any search firm engaged to identify director candidates, and may retain outside counsel and any other advisors, as it deems appropriate in its sole discretion. The nominating/corporate governance committee may form and delegate authority to subcommittees of the nominating/corporate governance committee as determined to be necessary or advisable.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee was an officer or employee of Trex Company or any subsidiary of Trex Company during 2007. There are no interlock relationships as defined in the applicable SEC rules.

Director Nominations Policy

The board of directors has, by resolution, adopted a director nominations policy. The purpose of the nominations policy is to set forth the process by which candidates for possible inclusion in Trex Company’s recommended slate of director nominees are selected. The nominations policy is administered by the nominating/corporate governance committee of the board of directors.

The board of directors does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the board of directors, the nominating/corporate governance committee will take into account Trex Company’s current needs and the qualities needed for board service, including experience and achievement in business, finance, technology or other areas relevant to Trex Company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC and NYSE rules; service on other boards of directors; sufficient time to devote to board matters; and ability to work effectively and collegially with other board members. In the case of incumbent directors whose terms of office are set to expire, the nominating/corporate governance committee will review such directors’ overall service to Trex Company during their term, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with Trex Company during their term. For those potential new director candidates who appear upon first consideration to meet the board’s selection criteria, the nominating/corporate governance committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

The nominating/corporate governance committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, Trex Company’s advisers, and executive search firms. The committee will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. The nominating/corporate governance committee has used in the past, and may use in the future, the services of an executive search firm to help identify candidates for directors who meet the qualifications outlined above. The search firm screens the candidates, conducts reference checks, prepares a biography of each candidate for committee review and assists in arranging interviews. In making recommendations for director nominees for the annual meeting of stockholders, the nominating/corporate governance committee will consider any written recommendations of director candidates by stockholders received by the Secretary of Trex Company no later than 120 days before the anniversary of the previous year’s annual meeting of stockholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, and must be mailed to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary.

The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of Trex Company’s director nominations process. The nominating/corporate governance committee intends to review the nominations policy as it considers advisable and anticipates that modifications may be necessary from time to time as Trex Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The nominating/corporate governance committee may amend the nominations policy at any time.

Trex Company’s bylaws provide that any stockholder wishing to nominate persons for election as directors at an annual meeting must deliver to the Secretary of Trex Company at Trex Company’s principal office in Winchester, Virginia a written notice of the stockholder’s intention to make such a nomination. The stockholder generally is required to furnish the notice no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice must include the following information: (1) such information regarding each proposed nominee as would be required to be disclosed under SEC rules and regulations in solicitations of proxies for the election of directors in an election contest or otherwise; (2) the written consent of each proposed nominee to serve as a director of Trex Company; and (3) as to the stockholder giving the notice and the beneficial owner, if any, of common stock on whose behalf the nomination is made, (a) the name and address of record of such stockholder and the name and address of such beneficial owner, (b) the class and number of shares of Trex Company’s capital stock that are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of Trex Company’s capital stock entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such nomination and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of Trex Company’s outstanding capital stock required to elect the nominee or (B) otherwise solicit proxies for stockholders in support of such nomination. Trex Company may require any proposed nominee to furnish such other information as Trex Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of Trex Company.

Communications With the Board of Directors

The board of directors welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may communicate any concerns they may have about Trex Company directly and confidentially to the full board of directors, to the non-management directors as a group, or to any individual director, at the following address: Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary. A stockholder or other interested party may also call Trex Company’s governance hotline at 1-800-719-4916 and press “2” for Trex Company’s Secretary. An independent third-party vendor maintains Trex Company’s governance hotline, and all calls are forwarded to Trex Company’s Secretary. To maintain the caller’s anonymity, calls are passed through proprietary filters to “mask” the caller’s voice and the originating phone number is removed from the associated audio file. A caller wishing to be identified may indicate his or her name in the message. If the caller wishes to submit relevant documents, the documents should be mailed to the following address: Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary. Trex Company’s Secretary will review and forward all stockholder communications and other communications from interested parties to the intended recipient, except for those communications that are outside the scope of board matters or duplicative of other communications by the applicable person.

Director Compensation

Non-employee directors of Trex Company receive cash and stock-based compensation under the Trex Company, Inc. Amended and Restated 1999 Incentive Plan for Outside Directors, or “Outside Director Plan.” The Outside Director Plan is administered by the nominating/corporate governance committee. All stock-based grants awarded as compensation to non-employee directors are issued under the Trex Company, Inc. 2005 Stock Incentive Plan, or “2005 Stock Incentive Plan,” which was approved by stockholders at Trex Company’s 2005 annual meeting.

The nominating/corporate governance committee is responsible for making recommendations to the board of directors regarding non-employee director compensation. In accordance with this authority, the compensation committee utilized the services of DolmatConnell & Partners, Inc. as the committee’s outside compensation consultant to advise the nominating/corporate governance committee on matters related to director compensation.

Trex Company’s director compensation program for 2007, developed in consultation with the compensation consultant, is designed to deliver annual compensation at the median of Trex Company’s peer group made up of 16 companies in both the construction and plastic products and consumer products industries that are similar in both revenues and market capitalization to Trex Company. See the Compensation Discussion and Analysis section of this proxy statement for a list of these 16 companies. Many of Trex Company’s key competitors are not included, since they are significantly larger, and thus do not provide an appropriate basis for comparison, or are divisions or subsidiaries of public companies, and therefore have not publicly released board compensation data.

Under the program, annual non-employee director compensation is delivered approximately 55% in stock-settled stock appreciation rights, or “SARs,” based on the Black-Scholes valuation model, and approximately 45% in cash (depending on meeting attendance fees), which the board of directors believes appropriately balances remunerating Trex Company’s non-employee directors for their service and linking their compensation closely to returns to stockholders through the potential for enhanced value from future stock price appreciation. Directors may elect to receive additional SARs in lieu of cash payments. Directors are also reimbursed for actual travel expenses.

The elements of the director compensation package are as follows:

•	Upon initial appointment to the board of directors, non-employee directors will receive awards of SARs valued at $28,800 (based on the Black-Scholes valuation model of Trex Company shares).

•

For service on the board of directors, each non-employee director receives an annual retainer of $24,000, a $1,000 meeting fee for each in-person meeting attended, a $500 fee for each telephonic meeting and an annual award of SARs valued at $28,800 (based on the Black-Scholes valuation model of Trex Company shares). Notwithstanding the foregoing, any non-employee director who serves as Chairman of the Board will receive (a) $54,000, in lieu of the $24,000 annual retainer, (b) $25,361, payable in cash, in lieu of the annual award of SARs, and (c) meeting fees as applicable to the other non-employee directors.

•

Each member of the audit committee (other than the chairman) receives an annual committee retainer of $6,500, each member of the compensation committee (other than the chairman) receives an annual committee retainer of $4,000, and each member of the nominating/corporate governance committee (other than the chairman) receives an annual committee retainer of $3,500.

•

The chairman of the audit committee receives an annual committee fee of $12,500, and the chairmen of the compensation and the nominating/corporate governance committees receive an annual committee fee of $7,500.

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Each committee member on any of the committees, including the chairman of the committee, receives a $1,000 meeting fee for a special meeting not held in conjunction with a scheduled board of directors meeting, and a $500 fee for each telephonic meeting not held in conjunction with a telephonic board of directors meeting.

•

The $24,000 annual director fee and the annual committee fees are paid in the form of cash or grants of SARs (based on the Black-Scholes valuation model of Trex Company shares), or a combination of these forms of consideration, based on the percentages of the forms of consideration elected by the serving director, in four equal quarterly installments in arrears on the first business day following each quarter of the fiscal year in which the eligible director completes board or committee service. The fiscal year of the Outside Director Plan is July 1 through June 30.

•	The annual grants of SARs are made in arrears on the date of the first regularly scheduled board of directors meeting after June 30 of each year.

•	All grants of SARs vest immediately upon grant and have a term of ten years.

•	All fees described above paid in arrears are pro-rated for any partial periods served.

Unless and until the board of directors determines otherwise, stock-based grants under the Outside Director Plan will be made in the form of SARs.

The exercise price per share of a SAR is the fair market value of the common stock on the SAR grant date, which is equal to the closing sale price of the common stock on the NYSE on that date. Upon exercise of a vested SAR, the non-employee director will be entitled to receive a number of shares of common stock with a value based on the excess of the fair market value of the common stock on the vesting date over the fair market value of the common stock on the grant date.

Upon the termination of a non-employee director’s service for any reason (other than for cause), the director will have the right, at any time within five years after the date of termination of service and before the termination of the SAR, to exercise any SAR held by the director on the service termination date.

Trex Company does not provide pensions, medical benefits or other benefit programs to non-employee directors.

The table below shows compensation paid to the non-employee directors for their service in 2007.

2007 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	SAR Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William F. Andrews (2)	42,500	—	28,800	—	—	—	71,300
Paul A. Brunner (3)	53,300	—	28,800	—	—	—	82,100
Anthony J. Cavanna (4)	4,500	—	—	—	—	—	4,500
Jay M. Gratz (5)	11,860	—	50,740	—	—	—	62,600
William H. Martin III (6)	22,000	—	50,800	—	—	—	72,800
Robert G. Matheny (7)	8,000	—	14,400	—	—	—	22,400
Frank H. Merlotti Jr. (8)	45,500	—	28,800	—	—	—	74,300
Patricia B. Robinson (9)	47,500	—	28,800	—	—	—	76,300

(1)	The amounts in the “SAR Awards” column reflect the dollar amount of awards recognized for financial statement reporting purposes for 2007 in accordance with SFAS 123R, assuming no forfeitures. Further details regarding director equity awards can be found in the Director Equity Awards Table below. Assumptions used in the calculation of these amounts are included in note 8 to Trex Company’s audited financial statements in the Form 10-K for the fiscal year ended December 31, 2007, or “2007 Form 10-K,” as filed with the SEC.
(2)	Mr. Andrews served as the chairman of the compensation committee and as a member of the nominating/corporate governance committee in 2007. Mr. Andrews did not elect to receive any of his cash compensation in the form of SARs.
(3)	Mr. Brunner served as the chairman of the audit committee, as a member of the compensation committee through May 6, 2007, and as a member of the nominating/corporate governance committee beginning on May 7, 2007. Mr. Brunner did not elect to receive any of his cash compensation in the form of SARs.
(4)	Mr. Cavanna served as the Chairman of the Board between August 15, 2007 and December 31, 2007. Upon Mr. Cavanna’s appointment as Trex Company’s interim Chief Financial Officer, effective on September 10, 2007, Mr. Cavanna no longer received director fees as Chairman of the Board.
(5)	Mr. Gratz was appointed to the board of directors on February 22, 2007. Mr. Gratz served as a member of the audit and compensation committees beginning on May 7, 2007. Mr. Gratz elected to receive $11,860 of his cash compensation in the form of SARs, which were valued using the Black-Scholes method.
(6)	Mr. Martin served as a member of the audit committee and the nominating/corporate governance committee in 2007. Mr. Martin elected to receive $22,000 of his cash compensation in the form of SARs, which were valued using the Black-Scholes method.
(7)	Mr. Matheny resigned from the board of directors, effective on January 1, 2007, and received the 2007 annual grant of SARs for service on the board from July 1, 2006 through December 31, 2006.

(8)	Mr. Merlotti served as a member of the audit committee and the compensation committee in 2007. Mr. Merlotti did not elect to receive any of his cash compensation in the form of SARs.
(9)	Ms. Robinson served as the chairman of the nominating/corporate governance committee in 2007, as a member of the audit committee through May 6, 2007, and as a member of the compensation committee beginning on May 7, 2007. Ms. Robinson did not elect to receive any of her cash compensation in the form of SARs.

2007 DIRECTOR EQUITY AWARDS TABLE

Name	Grant Date		Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($) (2)
William F. Andrews	7/18/2007	(3)	3,669	18.05	28,800

Paul A. Brunner	7/18/2007	(3)	3,669	18.05	28,800

Anthony J. Cavanna	—	(4)	—	—	—

Jay M. Gratz	2/22/2007	(5)	2,630	25.29	28,800
	4/2/2007	(6)	216	21.63	2,010
	7/2/2007	(6)	522	20.02	4,538
	7/18/2007	(3)	1,284	18.05	10,080
	10/1/2007	(6)	1,123	11.12	5,313

William H. Martin III	1/3/2007	(6)	562	22.56	5,500
	4/2/2007	(6)	644	21.63	6,000
	7/2/2007	(6)	603	20.02	5,250
	7/18/2007	(3)	3,669	18.05	28,800
	10/1/2007	(6)	1,110	11.12	5,250

Robert G. Matheny	7/18/2007	(3)	1,834	18.05	14,400

Frank H. Merlotti Jr.	7/18/2007	(3)	3,669	18.05	28,800

Patricia B. Robinson	7/18/2007	(3)	3,669	18.05	28,800

(1)	All grants of SARs vest immediately upon grant and have a term of ten years.
(2)	Represents the grant date fair value of the award determined in accordance with SFAS 123R, assuming no forfeitures. Assumptions used in the calculation of these amounts are included in note 8 to Trex Company’s audited financial statements in the 2007 Form 10-K.
(3)	Reflects annual award of SARs to the board of directors.
(4)	Mr. Cavanna did not receive any equity awards for service as a member of the board of directors in 2007.
(5)	Reflects award of SARs upon initial appointment to the board of directors.
(6)	Reflects an award of SARs received in lieu of a percentage of cash compensation as elected by the director at the beginning of the fiscal year.

APPROVAL OF AMENDMENT TO THE TREX COMPANY, INC.

2005 STOCK INCENTIVE PLAN

(Proposal 2)

The stockholders of Trex Company are asked to consider and vote upon a proposal to amend the Trex Company, Inc. 2005 Stock Incentive Plan (the “stock incentive plan” or the “plan”) to increase the number of shares of common stock available for issuance under the plan from 2,150,000 shares to 3,150,000 shares. We refer to this proposed amendment as the “2008 plan amendment.”

Trex Company is seeking stockholder approval of the 2008 plan amendment to comply with NYSE stockholder approval requirements applicable to equity plans and so that awards under the plan may qualify under the exceptions to Section 162(m) of the Internal Revenue Code for “qualified performance-based compensation” and stock options granted under the plan may qualify as incentive stock options under the Internal Revenue Code.

The stock incentive plan was approved by Trex Company’s stockholders at the annual meeting held on April 21, 2005. Trex Company’s board of directors unanimously approved the 2008 plan amendment on March 13, 2008. If approved by stockholders at the annual meeting, the 2008 plan amendment will be effective at the time of stockholder approval.

The only change to the stock incentive plan proposed for approval by stockholders at the annual meeting is an increase in the number of shares of common stock that may be issued under the plan. The 2008 plan amendment does not alter the considerations of the compensation committee with respect to grants under the stock incentive plan. Because the grant of awards under the stock incentive plan is within the discretion of the compensation committee, it is not possible to determine at this time the amount of any awards under the plan that may be made to officers or other employees. As of the date of this proxy statement, however, Trex Company has no commitments to grant awards with respect to the proposed additional shares of common stock authorized under the 2008 plan amendment.

You are urged to read this entire proposal and the complete plan document. We believe that the 2008 plan amendment is necessary to recruit and retain key employees critical to Trex Company’s success, and thus is in the best interests of Trex Company’s stockholders. We have explained our reasons for supporting this proposal under “Why We Believe You Should Vote For this Proposal” below.

Why We Believe You Should Vote For this Proposal

The board of directors believes that the 2008 plan amendment is essential for the ongoing success of Trex Company and its ability to recruit, retain and reward key employees. Your directors believe that if the 2008 plan amendment is not approved, Trex Company’s ability to align the interests of key employees with stockholders through equity-based compensation would be compromised, disrupting Trex Company’s compensation program and impairing Trex Company’s ability to recruit and retain key employees. The board recommends approval of the 2008 plan amendment for the following reasons:

Turnaround Strategy.    Trex Company is undergoing significant change, as evidenced by the appointment of a new Chief Executive Officer, Chief Financial Officer and Vice President, Operations since the beginning of 2008. As we execute the strategy of the new leadership team that is expected to improve corporate performance, equity compensation is essential in order to recruit new talent and to retain existing key employees through incentive-based awards.

Since the new CEO joined Trex Company in January 2008, we have been taking decisive actions to recruit new management, control costs, enhance operating and financial controls, and to streamline our business practices. Trex Company believes that the current marketplace in which it operates will present challenges, particularly in view of the current economic and housing downturn. However, Trex Company also believes it is positioned through its quality and new product initiatives to deliver net sales growth. The principal focus of the turnaround strategy is to improve earnings, and if Trex Company is to continue to aggressively pursue its turnaround strategy, it is critical that it retain and recruit key employees to implement the various components of that strategy.

Historical Company Equity Usage.    We believe that our historic equity usage has been in line with industry norms on an aggregate basis. We set targets for equity compensation based on industry standards and other data provided to the compensation committee by a compensation consultant. Based on this information, we believe that our equity usage is consistent with the broader market as well as with the peer group of companies we use to benchmark executive compensation. As shown in the table below, Trex Company’s 2007 “total overhang” of 12.1% of shares outstanding is positioned below the median of our peer group, illustrating our alignment with the mainstream equity usage in our industry. In addition, our shares available for future grant as a percentage of shares outstanding is low as compared to the peer group, demonstrating our need for additional shares as compared to the peer group.

	2007 Overhang
	Equity Outstanding (3)	Shares Available (4)	Total Overhang (5)
Peer Group 25th Percentile (1)	3.5%	3.8%	10.2%
Peer Group 50th Percentile (1)	7.1%	6.3%	13.4%
Peer Group 75th Percentile (1)	8.3%	8.2%	18.2%

Trex Company, Inc. (2)	8.5%	3.6%	12.1%
Percentile Rank within Peer Group	77%	22%	40%

(1)	Reflects Peer Group data available as of January 18, 2008.
(2)	Reflects Trex Company data as of December 31, 2007.
(3)	Equity Outstanding is defined as outstanding stock options and full-value shares as a percentage of shares outstanding.
(4)	Shares Available is defined as shares available for future issuance as a percentage of shares outstanding.
(5)	Total Overhang is defined as the sum of outstanding stock options, unvested restricted shares, and shares available for future issuance as a percentage of shares outstanding.

Source: DolmatConnell & Partners research and company data. Peer Group data are based upon company SEC filings.

Over the past three years, Trex Company’s annual “run rate” (stock appreciation rights, stock options, and full-value shares granted, as a percentage of shares outstanding) has ranged between approximately 2.0% and 3.0%. The compensation committee does not anticipate that future annual long-term incentive grants will significantly exceed our grant practices of the recent past.

The Need to Provide Competitive Compensation.    Similar to other companies in our industry, we believe equity compensation is integral in providing a competitive total compensation package necessary to recruit, retain and reward key employees. Equity awards are commonly used by companies our size, and the ability to provide competitive grants is essential to competing in our labor markets. Therefore, we believe it is imperative to provide long-term incentive awards as a component of our compensation program. We will seek an appropriate balance between meeting employee hiring, retention, and compensation goals and avoiding excessive stockholder dilution.

To execute our turnaround strategy, Trex Company must retain and recruit key employees in a number of functional areas, including operations, sales, marketing, finance, legal and human resources. Trex Company competes with many other public companies, who provide equity-based compensation, for talented employees in these areas. Based upon research performed by our compensation consultant, we believe that we must continue granting equity-based awards to remain a competitive employer. If Trex Company loses key employees in the near term, the prospects for a successful implementation of our turnaround strategy could suffer.

Cash Compensation Expense Increase.    If our ability to provide equity compensation is impaired, Trex Company’s cash compensation costs could increase substantially to offset equity compensation typically provided in the marketplace. It is important that we use our cash resources to operate and expand our business, rather than unnecessarily divert cash to pay compensation.

Our Continuing Emphasis on Providing Performance-Based Compensation.    We believe it is essential to provide a long-term link between compensation and shareholder value creation and rely on equity compensation as one of the most efficient and effective means to create such a relationship. The long-term equity incentive program is designed to align the interests of our officers and other key employees with those of stockholders, motivate the executive officer team to achieve key financial goals, and reward superior performance over a multi-year period. We have historically utilized stock options and stock appreciation rights, or “SARs,” as well as performance shares to create this link between pay and performance. Stock options and SARs inherently have no value unless the stock price of Trex Company increases, while performance shares allow us to target specific financial and operational goals. If those goals are not met, the performance shares are canceled and the award holder receives no value. If stockholders do not approve the 2008 plan amendment, our ability to create long-term incentives for key employees will be substantially diminished.

To enhance further the link between compensation and an increase in shareholder value, the compensation committee approved changes to the Annual Cash Bonus Plan in February 2008 to remove the individual performance basis for awards under this plan and to base the awards for all employee levels exclusively on company performance. In addition, in 2008, the compensation committee approved changes to the long-term equity incentive program to condition the payment of equity awards on the attainment of a company performance target. With respect to awards to be made in 2009 and subsequent years, the amount of awards paid to a participant will be determined by multiplying the participant’s target bonus by a performance percentage, which will be calculated based on the extent to which the planned company performance objective for the prior year is achieved. See the Compensation Discussion and Analysis section of this proxy statement for more information about these changes.

Summary of Material Provisions of the Stock Incentive Plan

A copy of the stock incentive plan, incorporating the proposed 2008 plan amendment, is included as Appendix A to this proxy statement. The following summary of the material provisions of the stock incentive plan below is qualified in its entirety by the complete text of the stock incentive plan.

Key Plan Features.    The stock incentive plan generally provides for:

•	ten-year maximum term for stock options and stock appreciation rights;

•	three-year minimum vesting period for time-based stock options and stock appreciation rights;

•	no granting of stock options or stock appreciation rights below fair market value on the date of grant;

•	no re-pricing of stock options or stock appreciation rights without prior stockholder approval;

•	three-year minimum vesting period for time-based restricted stock and restricted stock unit awards;

•	one-year minimum performance period for performance-based awards;

•	no reload or “evergreen” share replenishment features; and

•	independent plan administration by an independent compensation committee.

Purpose and Eligibility.    The purpose of the stock incentive plan is to enhance Trex Company’s ability to attract and retain highly qualified officers, key employees, outside directors and other persons to serve Trex Company and its affiliates and to expend maximum effort to improve the business results and earnings of Trex

Company, by providing to such officers, key employees, outside directors and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of Trex Company. To achieve these purposes, the stock incentive plan provides for the grant of stock options, restricted stock (including both time-based and performance-based), restricted stock units (including both time-based and performance-based), stock appreciation rights and unrestricted stock. We refer to these equity-based incentives collectively as “awards.”

Awards may be granted under the stock incentive plan to officers, directors (including non-employee directors) and other employees of Trex Company or any subsidiary thereof, to any adviser, consultant or other provider of services to Trex Company (and any employee thereof), and to any other individuals who are approved by the board of directors as eligible to participate in the stock incentive plan. Only employees of Trex Company or any subsidiary thereof are eligible to receive incentive stock options (as defined below).

Effective Date and Term.    The stock incentive plan became effective on April 21, 2005, the date of stockholder approval. The stock incentive plan will terminate on the tenth anniversary of its effective date.

Administration, Amendment and Termination.    The stock incentive plan is administered by the compensation committee, which is composed exclusively of directors who meet the independence requirements of the NYSE listing standards. The compensation committee has the authority to interpret the stock incentive plan, determine the terms and conditions of awards and make all other determinations necessary or advisable for the administration of the stock incentive plan. It is intended that the members of the compensation committee qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

The board of directors, at any time and from time to time, may amend, suspend or terminate the stock incentive plan with respect to any shares of common stock as to which awards have not been made. No such action may amend the stock incentive plan without the approval of Trex Company’s stockholders if the amendment would materially increase the benefits under the plan or if the amendment is required to be submitted for stockholder approval by applicable law, rule or regulation, including rules of the NYSE. Without the consent of the participant or except as otherwise provided in the stock incentive plan or in any agreement evidencing the grant of an award, no amendment, suspension or termination of the stock incentive plan may alter or impair any right or obligation under any outstanding award.

Awards.    Awards under the stock incentive plan may be made in the form of:

•	stock options, which may be either incentive stock options or non-qualified stock options;

•	restricted stock, which may be time-based or performance-based;

•	restricted stock units, which may be time-based or performance-based;

•	stock appreciation rights;

•	unrestricted stock; or

•	any combination of the foregoing.

An “incentive stock option” is an option which meets the requirements of Section 422 of the Internal Revenue Code, and a “non-qualified stock option” is an option which does not meet such requirements. “Restricted stock” is an award of common stock on which are imposed restricted periods, either with respect to time or required performance, and other restrictions which subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Internal Revenue Code. “Restricted stock units” are awards which represent a conditional right to receive shares of common stock in the future and which are subject to the same types of restrictions and risk of forfeiture as restricted stock. A “stock appreciation right,” or “SAR,” is a right to receive upon exercise, in the form of common stock, cash or a combination thereof, the excess of the fair market value of one share of common stock on the exercise date over the grant price of such SAR. “Unrestricted stock” is an award of common stock that is free of restrictions other than those imposed pursuant to federal or state securities laws.

Shares Subject to the Stock Incentive Plan.    If stockholders approve the 2008 plan amendment, and subject to adjustment as described below, the total number of shares of common stock available for issuance under the stock incentive plan will be 3,150,000 shares. Approval of the 2008 plan amendment will increase the total number of shares available for issuance under the plan by 1,000,000 shares. Under the stock incentive plan as of December 31, 2007, there were a total of 535,470 shares of common stock remaining for issuance pursuant to future awards. Shares issued under the stock incentive plan may be authorized but unissued shares, treasury shares, or issued and outstanding shares that are purchased in the open market.

Any shares granted under the stock incentive plan which are forfeited to Trex Company because of the failure to meet an award contingency or condition will again be available for issuance pursuant to new awards. Any shares covered by an award, or portion of an award, granted under the plan which are forfeited or canceled, expire or are settled in cash will be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the plan.

If any stock option is exercised by tendering shares (or if shares are withheld to satisfy tax withholding obligations in connection with such exercise), either actually or by attestation, to Trex Company as full or partial payment in connection with the exercise of a stock option under the stock incentive plan or any prior plan of Trex Company, only the number of shares issued net of the shares tendered will be deemed issued for purposes of determining the maximum number of shares available for issuance under the plan. Shares issued under the stock incentive plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards resulting from the acquisition of another entity will not reduce the maximum number of shares available for issuance under the plan. In the case of a SAR, only the actual number of shares issued upon exercise of the SAR will be deemed issued for purposes of determining the maximum number of shares available for issuance under the plan.

The number of shares reserved for issuance will be increased by the number of any shares that are repurchased by Trex Company with option proceeds in respect of the exercise of a stock option, except that the number of shares contributed to the number of shares reserved in respect of the use of option proceeds for repurchase may not be greater than the number obtained by dividing the amount of such option proceeds by the fair market value of the common stock on the date of exercise of the applicable option. For this purpose, “option proceeds” means, with respect to an option, the sum of the option price paid in cash, if any, to purchase shares under such option, plus the value of all federal, state and local tax deductions to which Trex Company is entitled with respect to the exercise of such option, determined using the highest federal tax rate applicable to corporations and a blended tax rate for state and local taxes based on the jurisdictions in which Trex Company does business and giving effect to the deduction of state and local taxes for federal tax purposes.

The stock incentive plan has a number of additional limitations on the shares reserved for issuance. If the 2008 plan amendment becomes effective, the maximum number of shares that may be issued pursuant to incentive stock options will be increased from 2,150,000 shares to 3,150,000 shares. No participant may be awarded options or SARs for more than 150,000 shares in any calendar year, except that the annual limit for newly hired employees is 300,000 shares. A maximum of 75,000 shares of restricted stock, or shares represented by restricted stock units, that vest based on the achievement of performance objectives may be awarded to any participant in any calendar year, unless the participant is a newly hired employee, in which case the annual limit is 300,000 shares. The foregoing share limitations are subject to adjustment as described below.

Terms and Conditions of Options.    An option granted under the stock incentive plan is exercisable only to the extent that it is vested on the date of exercise. No option may be exercisable more than ten years from the option grant date (or 11 years if the optionee terminates employment or other service due to death in the tenth year of the option term), or five years in the case of an incentive stock option granted to a person who owns more than 10% of the total combined voting power of all classes of stock of Trex Company or any subsidiary thereof (a “ten percent stockholder”).

The exercise price per share (the “option price”) under each option granted under the stock incentive plan may not be less than 100% (110% in the case of an incentive stock option granted to a ten percent stockholder) of the fair market value of the common stock on the option grant date. The common stock currently is listed on the New York Stock Exchange. For so long as the common stock remains listed on the NYSE, the fair market value of the common stock will be the closing price of the common stock as reported on the NYSE on the option grant date. If there is no closing price reported on the option grant date, the fair market value will be deemed equal to the closing price as reported on the NYSE for the last preceding date on which sales of the common stock were reported. In the event that the shares of common stock are listed on more than one established stock exchange, the fair market value will be the closing price of a share of common stock reported on the exchange that trades the largest volume of shares on the option grant date. If the common stock is not at the time listed or admitted to trading on a stock exchange, fair market value will be the mean between the lowest reported bid price and highest reported asked price of the common stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the board of directors and regularly reporting the market price of common stock in such market. If the common stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, fair market value will be as determined in good faith by the board of directors.

Without the approval of the stockholders of Trex Company, except upon the occurrence of a merger or other transaction described below, no amendment or modification may be made to an outstanding option which reduces the option price, either by lowering the option price or by canceling the outstanding option and granting a replacement option with a lower option price.

Payment of the option price for shares purchased pursuant to the exercise of an option may be made (1) in cash or in cash equivalents acceptable to Trex Company, (2) to the extent permitted by law and at the discretion of the compensation committee, through the tender to Trex Company of shares of common stock (which shares, if acquired from Trex Company, must have been held for at least six months prior to such tender if necessary to avoid negative accounting treatment, or such shorter period as the compensation committee may approve, and will be valued at their fair market value on the date of exercise), or (3) to the extent permitted by law and at the discretion of the compensation committee, by a combination of the foregoing methods.

In the case of incentive stock options, the aggregate fair market value of the common stock (determined on the option grant date) with respect to which such options are exercisable for the first time during any calendar year may not exceed $100,000.

Incentive stock options are non-transferable during the optionee’s lifetime. To the extent permitted by the compensation committee, non-qualified stock options may be transferred to the spouse, children, grandchildren, parents and siblings of the optionee, to trusts for the exclusive benefit of such family members, or to partnerships or limited liability companies in which such family members are the only partners or members.

Each option will become vested and exercisable at such times and under such conditions as the compensation committee may approve consistent with the terms of the plan, provided, however, that subject to earlier vesting as otherwise provided in the plan, the vesting period shall be a minimum of three years.

Unless otherwise provided by the compensation committee, the following provisions of the stock incentive plan will govern termination of options in the circumstances described below. Upon termination of a participant’s employment or other relationship with Trex Company, other than by reason of death, permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) or retirement, all unvested options held by such participant will terminate immediately and all vested options not exercised will terminate 90 days following the date of termination of employment or other relationship. If a participant dies while employed or providing services to Trex Company, terminates his employment or other relationship with Trex Company by reason of permanent and total disability (as defined above) or retires, all options held by such participant which have not previously terminated will fully vest and will be exercisable for five years. The plan defines “retirement” for purposes of the termination provisions of the affected types of awards to mean termination of employment on or after age 65.

Terms and Conditions of Restricted Stock and Restricted Stock Units.    Subject to the provisions of the stock incentive plan, the compensation committee will determine the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, the purchase price, if any, for the common stock subject to the award, and, with respect to restricted stock units, whether the participant will receive the dividends and other distributions paid with respect to the award as declared and paid to the holders of the common stock during the restricted period. Awards of restricted stock and restricted stock units may be subject to satisfaction of corporate or individual performance objectives, provided that the minimum performance period is one year. Such performance objectives may be stated either on an absolute or relative basis and may be based on one or more of the following business criteria:

•	earnings per share;

•	total stockholder return;

•	operating earnings;

•	growth in assets;

•	return on equity;

•	return on capital;

•	market share;

•	stock price;

•	net income;

•	cash flow;

•	sales growth (in general, by type of product and by type of customer);

•	retained earnings;

•	completion of acquisitions;

•	completion of divestitures and asset sales;

•	cost or expense reductions;

•	introduction or conversion of product brands;

•	achievement of specified management information systems objectives; and

•	any combination of any of the foregoing business criteria.

The restrictions and the restricted period, which will be a minimum of three years, may differ with respect to each participant. An award will be subject to forfeiture if certain events specified by the compensation committee occur prior to the lapse of the restrictions.

Unless otherwise provided by the compensation committee, the following provisions of the stock incentive plan will govern termination of restricted stock and restricted stock unit awards in the circumstances described below. Any restricted stock or restricted stock units held by a participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited upon the termination of such participant’s employment or other relationship with Trex Company other than by reason of the participant’s death, permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) or retirement. If a participant dies while employed or providing services to Trex Company or terminates his relationship with Trex Company by reason of permanent and total disability (as defined above) or retires, all restricted stock and restricted stock units held by such participant will fully vest if vesting is based solely on continued service or, if vesting is based in whole or in part on performance, will be immediately forfeited to the extent not yet vested. The plan defines “retirement” for purposes of the termination provisions of the affected types of awards to mean termination of employment on or after age 65.

Awards of restricted stock and restricted stock units are nontransferable.

Terms and Conditions of Stock Appreciation Rights.    The compensation committee will determine at the SAR grant date or thereafter the time or times at which and the circumstances under which a SAR vests and may be exercised in whole or in part (including exercise based on achievement of performance objectives or future service requirements), the time or times at which and the circumstances under which a SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, whether or not a SAR will be in tandem or in combination with any other grant, and any other terms and conditions of any SAR, provided, however, that subject to earlier vesting as otherwise provided in the plan, the vesting period shall be a minimum of three years. Exercisability of SARs may be subject to achievement of one or more of the same performance objectives that apply to awards of restricted stock or restricted stock units, as described above.

Upon exercise of a SAR, the holder will be entitled to receive, in the specified form of consideration, the excess of the fair market value of one share of common stock on the exercise date over the grant price of such SAR, as determined by the compensation committee. The grant price of a SAR may not be less than the fair market value of a share of common stock on the grant date. Except upon the occurrence of a merger or other transaction described below, no amendment or modification may be made to an outstanding SAR which reduces the SAR grant price, either by lowering the SAR grant price or by canceling the outstanding SAR and granting a replacement SAR with a lower SAR grant price.

A SAR granted under the stock incentive plan will terminate upon the expiration of ten years from the grant date (or 11 years if the holder terminates employment or other service due to death in the tenth year of the SAR term), or under such circumstances and on such earlier date as may be fixed by the compensation committee.

Unless otherwise provided by the compensation committee, the following provisions of the stock incentive plan will govern termination of SARs in the circumstances described below. Upon termination of a participant’s employment or other relationship with Trex Company, other than by reason of death, permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) or retirement, all unvested SARs held by such participant will terminate immediately and all vested SARs not exercised will terminate 90 days following the date of termination of employment or other relationship. If a participant dies while employed or providing services to Trex Company, terminates his employment or other relationship with Trex Company by reason of permanent and total disability (as defined above) or retires, all SARs held by such participant which have not previously terminated will fully vest and will be exercisable for five years. The plan defines “retirement” for purposes of the termination provisions of the affected types of awards to mean termination of employment on or after age 65.

To the extent permitted by the compensation committee, SARs may be transferred to the spouse, children, grandchildren, parents and siblings of the holder, to trusts for the exclusive benefit of such family members, or to partnerships or limited liability companies in which such family members are the only partners or members.

SARs issued in connection with incentive stock options are required to meet additional conditions.

Terms and Conditions of Unrestricted Stock.    The compensation committee may award unrestricted stock (or sell unrestricted stock at par value or such other higher purchase price determined by the compensation committee) free of restrictions other than those required under federal or state securities laws. Awards of unrestricted stock may be made in respect of past services or other valid consideration in lieu of any cash compensation due to eligible persons, or in satisfaction of a performance share award payable in common stock granted to the participant.

Dividend Equivalents.    The compensation committee is authorized to grant dividend equivalents to a participant in connection with an award under the stock incentive plan. Dividend equivalents will entitle the participant to receive cash, common stock or other property equal in value to dividends paid, or other periodic payments made, with respect to a specified number of shares of common stock. Dividend equivalents may be paid or distributed when accrued or will be deemed to have been reinvested in additional common stock, in awards under the stock incentive plan or in other investment vehicles, and will be subject to such restrictions on transferability and risks of forfeiture as the compensation committee may specify.

Adjustment of Shares Subject to Stock Incentive Plan.    In the event that any dividend or other distribution (whether in the form of cash, common stock or other property), recapitalization, stock split, stock combination or other change in Trex Company’s corporate structure affects the common stock in such a manner that an adjustment is determined by the compensation committee to be appropriate to prevent dilution or enlargement of the rights of participants, the compensation committee may adjust, among other award terms, the number and kind of shares which may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award. In such circumstances, the compensation committee also may make provision for the payment of cash or other property in respect of any outstanding award.

Effect of Merger and Other Transactions.    Upon the occurrence of certain transactions specified in the stock incentive plan, except as described below, (1) all outstanding options and SARs will become immediately exercisable for a period of 15 days immediately prior to consummation of the applicable transaction, and (2) all outstanding awards of restricted stock and restricted stock units will be deemed to have vested, and all restrictions and conditions applicable to such awards will be deemed to have lapsed, immediately prior to the scheduled consummation of the applicable transaction. The foregoing effects will result upon the dissolution or liquidation of Trex Company, upon a merger, consolidation or reorganization of Trex Company with one or more other entities in which Trex Company is not the surviving entity, upon a sale of substantially all of the assets of Trex Company to another entity, or upon any transaction (including a merger or reorganization in which Trex Company is the surviving entity) approved by the board of directors that results in any person or entity (or person or entities acting as a group or otherwise in concert) owning 80% or more of the combined voting power of all classes of securities of Trex Company. The foregoing provisions of the stock incentive plan will not apply to outstanding awards in respect of any transaction if the awards are assumed in such transaction, or new awards made in substitution therefor, with appropriate adjustments to the exercise prices and other terms of such awards, or the board of directors determines that the foregoing provisions will not apply to such transaction.

The compensation committee may provide in any agreement under the stock incentive plan for accelerated vesting or exercisability of an award upon the occurrence of specified events, including a change of control of Trex Company (as defined in any such agreement).

Section 162(m) of Internal Revenue Code.    The stock incentive plan contains provisions required for awards under the plan to qualify under the exception to Section 162(m) of the Internal Revenue Code for “qualified performance-based compensation” if the requirements of the exception are otherwise satisfied. Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the three other most highly compensated officers (excluding the chief financial officer). However, there is no limitation under the Internal Revenue Code on the deductibility of “qualified performance-based compensation.” To satisfy this definition:

•	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

•

the performance goal under which compensation is paid must be established by a compensation committee composed solely of two or more directors who qualify as “outside directors” for purposes of the exception;

•	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation in a separate vote before payment is made; and

•	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were satisfied.

In the case of compensation attributable to stock options and SARs, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if (1) the grant or award is made by the compensation committee, (2) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted to an employee during a specified period, and (3) under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant. Under the Internal Revenue Code, a director is an “outside director” if the director is not a current employee of the corporation, is not a former employee who receives compensation for prior services (other than under a qualified retirement plan), has not been an officer of the corporation, and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from the corporation in any capacity other than as a director.

In the case of compensation attributable to other types of awards under the stock incentive plan, the performance goal requirement is deemed satisfied if vesting of such awards is subject to achievement of performance objectives based on objective business criteria. The business criteria specified in the stock incentive plan may be stated either on an absolute or relative basis and include one or more of the criteria set forth above under “Terms and Conditions of Restricted Stock and Restricted Stock Units.” The compensation committee is authorized to determine the specific performance goals that will apply and the manner in which such goals are calculated. The compensation committee may grant awards with vesting based upon criteria other than those specified above, but such awards would not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m).

Resale of Shares by Participants.    Shares of common stock issued pursuant to the stock incentive plan will be eligible for sale by the participants in the public market without restriction under the Securities Act of 1933, except that any shares purchased by an “affiliate” of Trex Company (as that term is defined in Rule 144 under the Securities Act) will be subject to the resale limitations of Rule 144.

A participant that is an affiliate of Trex Company may sell in the public market the shares issued to such participant only in accordance with the limitations and conditions of Rule 144, other than the holding period condition. In general, Rule 144 provides that any such person (or persons whose shares are aggregated) is entitled to sell within any three-month period the number of shares that does not exceed the greater of (1) 1% of the then-outstanding shares of common stock and (2) the reported average weekly trading volume of the then-outstanding shares of common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the SEC. Sales under Rule 144 by affiliates also are subject to provisions relating to the manner and notice of sale and the availability of current public information about Trex Company.

Federal Income Tax Consequences of Incentive Stock Options.    An option holder will not realize taxable income upon the grant of an incentive stock option under the stock incentive plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules applicable to non-incentive stock options.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made at least two years after the date the incentive stock option was granted and at least one year after the date the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date the option was exercised over the exercise price will be taxed as ordinary income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, Trex Company will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, Trex Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment would not apply if the option holder acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that had expired with respect to the transferred shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be treated for tax purposes as if the option holder had paid the exercise price for the incentive stock option in cash.

Federal Income Tax Consequences of Non-Qualified Stock Options.    An option holder will not realize taxable income upon the grant of a non-qualified stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. Trex Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if Trex Company complies with applicable reporting requirements and Section 162(m) of the Internal Revenue Code.

An option holder who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the option is exercised by the family member. The option holder will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares will be the fair market value of the shares on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be eligible for inclusion in the option holder’s estate for estate tax purposes.

If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option, and the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the transferred shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Federal Income Tax Consequences of Restricted Stock and Restricted Stock Units.    A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the common stock is subject to restrictions (that is, such restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. Trex Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year the grantee is taxed on the income, subject to Section 162(m) of the Internal Revenue Code.

A distribution of common stock in payment of a restricted stock unit award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received. Trex Company is entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient, subject to Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences of Stock Appreciation Rights.    The grant of SARs will not result in taxable income to the participant or a deduction to Trex Company. Upon exercise of a SAR, the participant will recognize ordinary income, and Trex Company will have a corresponding deduction in an amount equal to the cash or the fair market value of the common stock received by the participant. If a participant allows a SAR to expire, other than as a result of exercise of the related option, the Internal Revenue Service may contend that the participant will have taxable income in the year of expiration equal to the amount of cash or the fair market value of the common stock which the participant would have received if such participant had exercised the SAR immediately before it expired. Trex Company would be entitled to a deduction equal to the amount of any compensation income taxable to the participant, subject to Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences of Unrestricted Stock.    A holder of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. Trex Company will be entitled to deduct the amount of such compensation, subject to Section 162(m) of the Internal Revenue Code.

Upon the holder’s disposition of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for at least one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding.    Payment of the taxes imposed on awards may be made by withholding from payments otherwise due and owing to the holder.

Approval of Proposal 2

For Delaware law purposes, approval of the 2008 plan amendment requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Under the rules of the NYSE, this proposal must be approved by a majority of the votes cast on the proposal, so long as the total votes cast on the proposal represent over 50% of the total number of votes that may be cast by holders of the shares of common stock outstanding and entitled to vote at the annual meeting.

The board of directors unanimously recommends that the stockholders of Trex Company vote FOR approval of the 2008 plan amendment.

COMPENSATION DISCUSSION AND ANALYSIS

This section describes Trex Company’s compensation program for its named executive officers, who are the Chief Executive Officer, or “CEO,” the Chief Financial Officer, or “CFO,” and the two other highest paid named executive officers. The discussion focuses on the compensation program in effect for the 2007 fiscal year and decisions made with respect to the compensation program, although we also discuss changes made to the program in 2008. We explain why we believe the program is appropriate for Trex Company and its stockholders, and we discuss the methodology for determining appropriate and competitive levels of compensation. Details of compensation paid to the named executive officers can be found in the tables below.

What person or group is responsible for determining the compensation levels of named executive officers?

The Role of the Committee.    The compensation committee, pursuant to its charter, reviews and approves the compensation and benefits of Trex Company’s CEO and the other named executive officers, as well as Vice Presidents who report directly to the CEO. Additionally, the compensation committee administers Trex Company’s employee benefit programs, including its 2005 Stock Incentive Plan, Profit Allocation Plan, 1999 Employee Stock Purchase Plan, Bonus Plan and other incentive compensation plans, benefit plans and equity-based plans. The compensation committee determines compensation, including base salary and incentive compensation for the CEO.

The Role of Consultants.    The compensation committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisers. The compensation committee has the authority to compensate its outside advisers without obtaining approval of the board of directors. In accordance with this authority, the compensation committee utilized the services of DolmatConnell & Partners, Inc. as the committee’s outside compensation consultant to advise the compensation committee on matters related to CEO and other named executive officer compensation. Representatives of DolmatConnell & Partners attended, in person or via telephone, three compensation committee meetings at the request of the compensation committee in 2007.

The consultant’s assignments are determined by the chairman of the compensation committee. At the request of the chairman, the current consultant recommends the peer group of companies and compensation surveys to be used for the competitive analyses, prepares the market analysis of both named executive officer and board compensation, prepares a financial analysis of Trex Company’s performance vis-à-vis the peer group and analyzes the relationship between CEO pay and firm performance, constructs market competitive ranges of pay opportunity for base salaries, bonus targets, and long-term incentive awards for named executive officers, and reviews the bonus and long-term incentive plans for linkage to key business objectives and firm performance. The consultant advises the compensation committee as to the compensation of officers of Trex Company’s peer group, but does not recommend any specific pay level changes for named executive officers.

The Role of Executives.    Trex Company’s CEO and Vice President of Human Resources and Administration, or “VP of Human Resources,” are actively involved in the executive compensation process. Historically, the CEO reviews the performance of each of the named executive officers (other than his own performance) and, within the defined program parameters, recommends to the compensation committee base salary increases and bonus and long-term incentive awards for such individuals. He provides the compensation committee with both short-term and long-term recommended financial and non-financial performance goals for Trex Company that are used to link pay with performance. The CEO also provides his views to the compensation committee and the consultant with respect to the executive compensation program’s ability to attract, retain and motivate the level of executive talent necessary to achieve Trex Company’s business goals. The VP of Human Resources advises the CEO of her views with respect to the performance of the executive team, works with the CEO to develop the recommended base salary increases, bonus levels and long-term incentive awards, and provides analysis on the ability of the executive compensation program to attract, retain, and motivate Trex Company’s executive team and potential executive hires. The CEO and the VP of Human Resources often attend the meetings of the compensation committee, but do not participate in the compensation committee’s executive sessions. Because Ronald W. Kaplan was appointed as CEO effective on January 1, 2008, his immediate predecessor, Andrew U. Ferrari, reported to the board of directors on the 2007 performance of the named executive officers and recommended cash bonuses for 2007 individual performance and retention grants of restricted stock made in January 2008.

What are Trex Company’s executive compensation principles and objectives?

The compensation committee believes that the goals of the total compensation program for named executive officers should be designed to attract, motivate, and retain key talent to promote the long-term success of Trex Company, and to balance these objectives with a strong link to stockholder return and other measures of performance that drive total stockholder return.

Trex Company’s overall executive compensation philosophy is that pay should be competitive with the relevant market for executive talent, be performance-based, vary with the attainment of specific objectives, and be closely aligned with the interests of Trex Company’s stockholders. The core principles of Trex Company’s executive compensation program include the following:

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Pay competitively:    The compensation committee believes in positioning executive compensation at competitive levels necessary to attract and retain exceptional leadership talent. An individual’s performance and importance to Trex Company can result in that individual’s total compensation being higher or lower than Trex Company’s target market position. The compensation committee regularly utilizes the assistance of a compensation consultant to provide information on market practices, programs, and compensation levels.

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Pay-for-performance:    The compensation committee structures executive compensation programs to balance annual and long-term corporate objectives, including specific measures which focus on financial performance, with the goal of fostering stockholder value creation in the short- and long-term.

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Create an ownership culture:    The compensation committee believes that using compensation to instill an ownership culture effectively aligns the interests of management and the stockholders. To promote this alignment, the compensation committee granted equity-based compensation in 2007, including SARs, time-based restricted shares, or “restricted shares,” and performance-based restricted shares, or “performance shares,” to provide incentives for named executive officers to enhance stockholder value. As discussed below, in 2008, the compensation committee approved changes to the long-term equity incentive program to condition the payment of equity awards on the attainment of a company performance target. With respect to awards to be made in 2009 and subsequent years, the amount of awards paid to a participant will be determined by multiplying the participant’s applicable target bonus by a performance percentage, which will be calculated based on the extent to which the planned company performance objective for the prior year is achieved.

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Utilize a total compensation perspective:    The compensation committee considers all of the compensation components—base salary, annual incentives, long-term incentives, and benefits and perquisites—in total.

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Improved financial performance:    Since mid-2005, Trex Company has been pursuing strategies intended to improve its financial performance by expanding its product offerings, enhancing its sales channels, improving production performance, including quality, efficiency and capacity, and lowering costs. The compensation committee believes in utilizing a compensation program that appropriately rewards executives for the achievement of these objectives.

The CEO and the compensation committee regularly review the executive compensation program and philosophy to assess whether the program promotes the objectives of enabling Trex Company to attract and retain exceptionally talented executives and to link total compensation to Trex Company’s ability to meet its annual financial and non-financial goals and, in the longer term, to produce enhanced levels of total stockholder return. Such a review was undertaken in the third quarter of 2006 and the first quarter of 2008. Although, following these reviews, no changes were made to our executive compensation philosophy, which the compensation committee believes is based on appropriate principles, programmatic changes, which are discussed below, were implemented in December 2006 and February 2008 to enhance consistency of the various compensation elements with the program’s philosophy.

Although financial performance for Trex Company in 2007 was disappointing, Trex Company has been taking actions to recruit new management, control costs and enhance operating and financial controls. Trex Company remains committed to restoring its financial health and providing a competitive return to its stockholders, and to ensuring that executive compensation decisions reflect this emphasis.

How do we determine executive pay?

Benchmarking:    The compensation committee believes that relying solely on an internal equity-based approach could lead Trex Company to pay either too much or too little relative to the market for executive talent. Therefore, Trex Company benchmarks all elements of total direct compensation, which consist of base salary, target annual cash bonus, target total cash compensation, and all forms of long-term incentives to the competitive marketplace. Trex Company benchmarks its named executive officer compensation because the compensation committee believes this is the best way to determine whether such compensation is competitive with Trex Company’s labor market for executive talent.

Trex Company compares both its levels of executive compensation and its financial performance, for executive compensation purposes, to a peer group consisting of two sets of companies: a set of companies from the construction and plastic-products industry and a set of companies from the consumer products industry.

The companies that make up Trex Company’s peer group were selected based on six primary criteria:

1.	companies that an outsider, with no knowledge of Trex Company’s internal deliberations on the topic, would agree offer reasonable comparisons for pay and performance purposes (with Trex Company’s primary product competitors, which are either subsidiaries or divisions of much larger public companies or much smaller public companies, being considered inappropriate for comparative purposes);

2.	companies that generally overlap with the labor market for talent, but may not be identical, as Trex Company has hired many executives from consumer products firms to help it build the strong brand identity that Trex Company has developed and seeks to maintain;

3.	companies with revenue and market capitalization approximately one-half to two times Trex Company’s revenue and market capitalization, of which approximately 50% have higher revenue and market capitalization and 50% have lower revenue and market capitalization than Trex Company (at the time of selection in 2006), with modest exceptions allowed for industry leaders;

4.	companies whose business model, characteristics, growth potential, and human capital intensity are similar, though not necessarily identical, to those of Trex Company;

5.	public companies based in the United States whose compensation and firm financial data are available in proxy statements and Form 10-K filings; and

6.	companies that are large enough to have similar executive positions, to ensure statistical significance.

Based upon these criteria, the peer group of companies selected by the compensation committee in 2006 and used again in 2007, which we refer to as the “peer group,” consist of the following companies:

Deltic Timber Corp.	Movado Group Inc.
ElkCorp.	Raven Industries Inc.
Flexsteel Industries Inc.	RC2 Corp.
Hooker Furniture Corp.	Restoration Hardware Inc.
Insteel Industries	Russ Berrie & Co. Inc.
Kadant Inc.	Simpson Manufacturing Co. Inc.
Lamson & Sessions Co.	Steinway Musical Instruments Inc.
Lifetime Brands Inc.	US Concrete Inc.

In addition to peer group data, executive compensation was benchmarked in 2006 against compensation surveys published by Towers Perrin, in which Trex Company participates. The compensation committee did not review the component companies of the more general compensation surveys published by Towers Perrin. Instead, the compensation committee considered these surveys as a secondary source of competitive market information.

Trex Company’s targeted market position is the position at which the company desires to compensate its named executive officers relative to the peer group and executive compensation surveys used in the benchmarking process. To incentivize short-term performance, Trex Company’s targeted market position for base salaries is to approximate the market 50th percentile and for target total cash compensation is to approximate the market 60th percentile. Annual long-term incentive awards are targeted at the 50th percentile of the market. Based on the last executive compensation benchmarking, completed in 2006 by DolmatConnell & Partners at the request of the compensation committee, the market positioning of Trex Company for its named executive officers program was as follows:

Market Position for Executive Compensation
	Actual (2006 Analysis)	Target (2007)
Base salary	50th percentile	50th percentile
Target total cash compensation (salary and targeted bonus)	50th percentile	60th percentile
Long-term incentives	40th percentile	50th percentile

These targeted positions are an average for the executive team, but may vary by individual. In addition, new-hire or promotional awards, as well as retention awards, may be positioned above the targeted market position. We discuss any such material deviations for any particular named executive officer below.

Trex Company’s compensation committee seeks to balance providing competitive compensation with avoiding excessive shareholder dilution. As a result, the targeted competitive positioning of the company’s long-term incentive grants may be lower than the stated philosophy from time to time if the compensation committee changes targeted award values to adjust for fluctuations in Trex Company’s share price, minimize dilution, or conserve shares available for grant.

What are the elements of executive compensation (what), why do we use these elements (why), how are the elements’ values determined (how determined), and, if applicable, what are the mechanics of each program (program mechanics)?

Short-Term Compensation Elements

We believe that it is necessary to provide short-term compensation elements, because short-term incentives provide an immediate benefit paid in cash based on the achievement of immediate results, thereby promoting the achievement of short-term goals.

Base Salary

What:    Base salary is annual fixed compensation, and is a standard element of compensation, necessary to attract and retain talent. Base salaries are the only non-variable element of Trex Company’s total compensation.

Why:    Base salaries reflect each named executive officer’s responsibilities, the impact of each named executive officer’s position, and the contributions each named executive officer delivers to Trex Company.

How Determined:     Salaries are determined by competitive levels in the market, based on Trex Company’s peer group and the results of executive compensation surveys, for executives with comparable responsibilities and job scope, as well as Trex Company’s internal equity considerations. Salary increases, if any, are based on individual performance, market conditions and company performance. To gauge market conditions, the compensation committee evaluates the peer group and market data compiled by its consultant. Base salaries are set following review of these data upon consideration of the named executive officer’s experience, tenure, performance, and potential.

Annual Incentive Plan Compensation

What:    The annual cash bonus plan provides named executive officers with the opportunity to gain financially from the results they help to generate annually. The annual cash bonus plan provides for a cash bonus based on the achievement of short-term objectives or annual corporate financial goals.

Why:    A performance-based bonus motivates management to enhance the short-term (one fiscal year) financial results in specific targeted areas determined at the beginning of each year.

How Determined and Program Mechanics: The cash bonus plan for 2007 had both a company performance element and an individual performance element. The weight of each measure differed with the officer’s grade level. For the CEO, the bonus was based 80% on company performance and 20% on individual performance. For the other named executive officers, Trex Company performance weighting ranged from 50% to 80% (with individual performance constituting the remainder).

The performance metric that Trex Company used for company performance for 2007 was Trex Company’s earnings per share, or “EPS,” which Trex Company believes is strongly related to the creation of total stockholder value. The target employed in the design of the bonus plan is Trex Company’s planned EPS for the fiscal year. The EPS target for 2007 was set at a level that represented significant growth over 2006. The minimum threshold for any payment under the company performance element of the cash bonus plan for 2007 was 91% of Trex Company’s EPS target.

Target awards were expressed as a percentage of the named executive officer’s base salary. Cash bonus targets for 2007 were 80% for the CEO, and 55% to 75% for the other named executive officers, depending on the named executive officer’s grade level. The total award to any single named executive officer was capped at 150% of the named executive officer’s targeted percentage of salary.

Individual performance targets for the CEO and the Chief Operating Officer, or “COO,” were developed by the compensation committee in February 2007, and individual performance targets for the other named executive officers were recommended by the CEO at the beginning of 2007 and approved by the compensation committee in February 2007.

No cash bonuses for company performance were paid for fiscal year 2007 because Trex Company did not meet 91% of the EPS target that was established for 2007. Although certain individuals met their personal goals, the compensation committee decided to defer the payment of the portion of the bonus based upon personal performance until such time as the board of directors elects to make payment.

Paul D. Fletcher, who served as Trex Company’s CFO until September 2007, was paid $35,000 in January 2007 and $35,000 in April 2007 as part of a retention bonus unrelated to company and individual performance. The compensation committee used its discretion to grant this retention award for Mr. Fletcher’s contributions in executing several key objectives critical to the Company’s turnaround effort. The compensation committee and the CEO believed this retention cash bonus award was appropriate in light of the fact that, while Trex Company did not meet its financial targets and minimum threshold for funding the bonus plan in 2006, it did make significant progress in implementing its turnaround plan, and the special payment was necessary to promote Mr. Fletcher’s retention.

Long-Term Compensation Elements

We believe that long-term compensation elements provide appropriate motivational tools to achieve certain long-term company goals. The long-term equity incentive program is designed to align named executive officers’ interests with those of stockholders, motivate the named executive officer team to achieve key financial goals and reward superior performance. The design of the program helps to reduce turnover and to retain the knowledge and skills of Trex Company’s valued employees. In structuring the amount of long-term equity incentive awards, the compensation committee seeks to balance such awards and the interests of Trex Company’s stockholders under a policy that moderates the dilutive effects of annual equity-based awards against the need to provide attractive and competitive incentive compensation.

The performance of Trex Company also will significantly affect the value of long-term incentive awards to executives. SARs, one of the components of Trex Company’s long-term incentive compensation, will have value only if Trex Company’s stock price increases above the grant price. Another component of Trex Company’s long-term incentive compensation, performance shares, will have value only if longer-term performance metrics are achieved. The remaining component of Trex Company’s long-term incentive compensation, time-based restricted shares, will be of greater value if Trex Company performs well and its stock price increases.

The overall mix of long-term incentive awards in 2007 was approximately 50% SARs and 50% restricted shares for named executive officers other than the CEO, COO and CFO. Long-term incentives for the CEO, COO and CFO included performance shares, with an overall mix of long-term incentive awards of approximately 45% SARs, 45% restricted shares and 10% performance shares. Although the compensation committee and the executive team are strong proponents of performance shares and their link to stockholder value creation, the compensation committee concluded that, in Trex Company’s current situation, where the impact of current results on longer-term performance is more difficult to discern, it was appropriate in 2007 to use this long-term incentive only for the CEO, COO and CFO, who have the greatest potential impact on the short-term objectives to increase sales and reduce costs, and on the creation of stockholder value.

The total target long-term incentive award for 2007 was expressed as a percentage of the named executive officer’s base salary, and was 220% for the CEO and 155% to 210% for the other named executive officers, depending on the officer’s grade level. The compensation committee retains discretion to adjust the target percentage award based upon each named executive officer’s current performance and anticipated future contribution to Trex Company’s results, as well as upon the amount and terms of equity-based awards previously granted to the named executive officer by Trex Company.

This portfolio of long-term equity instruments serves to provide a strong incentive to increase the share price through the SARs, a strong retention focus through time-based restricted shares, a strong incentive to increase financial performance through performance shares, and a more moderate dilutive impact than providing only SARs, in that use of full-value vehicles such as restricted shares and performance shares requires fewer shares to provide equivalent value to the executives.

The compensation committee believes that the approach for the 2007 grants of long-term incentive compensation builds upon its pay-for-performance philosophy and incorporates the growing prevalence in the marketplace of an incentive approach that provides a balance between different long-term incentive vehicles. Further, the grant of restricted shares is intended to create greater alignment between the interests of stockholders and management by providing senior management with direct ownership in Trex Company, including the downside risk to the value of the equity, and also serves as a retention incentive. In this way, the restricted shares provide additional and different incentives than the SARs granted to named executive officers.

The compensation committee regularly makes its yearly long-term equity incentive grants to named executive officers at its February meeting, with the grant date being the date of the compensation committee meeting at which such equity grants are approved. Trex Company does not time the grant of equity awards in coordination with the release of material non-public information.

Stock Appreciation Rights (SARs)

What:    SARs are grants which, upon exercise, give the holder the right to receive the net appreciation in market value of a specified number of shares of our common stock over a base price. Upon exercise, the net appreciation over the base price is settled in an equivalent number of common shares valued on the exercise date. SARs are similar to stock options but are less dilutive because only a net number of shares are issued. With respect to SARs, the grant price is the closing market price of Trex Company’s common stock on the New York Stock Exchange on the grant date.

Why:    SARs motivate executive efforts to achieve results that produce long-term increases (up to 10 years) in common stock market price, because, if the stock price does not increase, the award has no value.

How Determined:     The number of SARs issued is based on the approved target dollar amount of SARs to be awarded, divided by the value of one SAR, which is equal to the Black-Scholes value of an equivalent stock option.

Program Mechanics:    Trex Company grants SARs at a price equal to the fair market value of Trex Company’s common stock on the date of the grant. The three-year SAR vesting period, in which one-third of the award vests on each anniversary of the grant date until fully vested, encourages named executive officers to work with a long-term view of Trex Company’s performance and reinforces their long-term affiliation with Trex Company. Named executive officers also receive value in the SAR grants only when the share price increases above the grant price, which strengthens their alignment with stockholder interests. The Summary Compensation Table below includes the SARs grants to the named executive officers, approved by the compensation committee in 2007.

Restricted Shares

What:    Restricted shares are Trex Company common stock that cannot be sold or transferred during the vesting period. The restricted shares each have a three-year vesting period, vesting one-third each year.

Why:    Restricted shares facilitate retention by providing guaranteed in-the-money value if the named executive officer remains with Trex Company over the vesting period. In addition, time-vested restricted stock provides immediate alignment with stockholders through current stock ownership. The value of current stock ownership may rise or fall and therefore can be more effective and provide a more immediate retention tool than the possibility of long-term future rewards.

How Determined:    The number of restricted shares issued is based on the approved target dollar amount of restricted stock to be awarded, divided by the value of one share of time-vested restricted stock.

Program Mechanics:    The Summary Compensation Table below includes the restricted share grants to the named executive officers, approved by the compensation committee in 2007.

Performance Shares

What:    Performance shares are units that are convertible into shares of common stock based on the achievement of performance goals set by the compensation committee.

Why:    Performance shares are designed to promote and reward company performance in the three-year period after grant.

How Determined:    The number of performance shares issued is based on the approved target dollar amount of performance shares to be awarded, divided by the value of one performance share.

Program Mechanics:    The performance shares granted in 2007 vest at the end of a three-year period if specified EPS targets are met for the third year. No performance shares will vest unless 85% of the EPS target for the year is achieved. The maximum number of performance shares that can vest will be 150% of the target number granted. For fiscal 2007, the number of performance shares granted to the CEO, COO and CFO represented 10% of the total target value of all long-term incentive awards to that executive. The Summary Compensation Table below includes the performance share grants to the named executive officers approved by the compensation committee in 2007.

Exceptions to Long-Term Incentive Grants

Nearly all of the long-term incentive grants are determined and granted by the compensation committee at its February meeting. However, certain exceptions to this policy exist, with respect to the new hire of an executive officer, with the grant date being the hiring date, and with respect to extraordinary retention awards of restricted shares. In January 2007, a grant of restricted shares was made to certain officers of Trex Company, including Mr. Fletcher, valued at 150% of their respective annual base salaries, to help ensure their retention.

Perquisites

What:    Trex Company maintains a limited number of benefit programs available to its named executive officers. The perquisites and benefits offered to the named executive officers in 2007 include a monthly company car allowance, country club memberships for the CEO and COO, a company-paid housing allowance for one named executive officer, and supplemental disability reimbursement for one named executive officer.

Why:    The compensation committee believes that the benefits Trex Company and the named executive officers derive from these benefits more than offset their costs to Trex Company. The personal benefits are considered to constitute a part of Trex Company’s overall program and are presented in this light as part of the total compensation package approved by the compensation committee at the time of an executive officer’s hiring or promotion, as part of the compensation committee’s review of each named executive officer’s annual total compensation, and in compensation discussions with named executive officers.

How Determined:    The compensation committee oversees the design, implementation and administration of all Trex Company benefit programs. The amounts relating to these perquisites are disclosed in the footnotes to the Summary Compensation Table below. The compensation committee, with the assistance of its consultant, periodically reviews the cost and prevalence of these programs to ensure they are in line with competitive practices and are warranted based upon business needs and the contributions of the named executive officers.

Program Mechanics:    The monthly company car allowance is $750 for named executive officers. The country club memberships for the CEO and COO included payment of annual memberships at a local country club in order to promote good community and business relationships. However, because the CEO and COO both retired in 2007, these memberships will not continue in 2008. The housing allowance for one named executive officer began when that executive was hired. Because that named executive officer does not live in Winchester, Virginia, where the company maintains its headquarters, a housing allowance was considered an appropriate benefit. The supplemental disability reimbursement for one named executive officer was first offered when Trex Company had a different disability plan than it has since 2003. The named executive officer receiving the foregoing housing allowance and supplemental disability reimbursement retired effective March 10, 2008. As new named executive officers are hired, they are no longer offered this benefit. Additional information about these perquisites can be found in the All Other Compensation Table below. Pursuant to Mr. Kaplan’s employment agreement, Trex Company is providing Mr. Kaplan with an apartment in Winchester, Virginia for up to one year from his employment commencement date, which was January 7, 2008.

Does Trex Company have Severance or Change-in-Control Agreements with its named executive officers?

Until early 2007, Trex Company did not have any change-in-control agreements with the named executive officers that would provide payments upon a change in control of the company, other than certain acceleration of equity grants pursuant to equity award agreements. As of April 2, 2007, however, Trex Company entered into agreements with the CEO and the other named executive officers to provide certain payments to the officers upon a termination following a change in control, which we refer to as a “double trigger.” Change-in-control agreements are designed to protect executives in the event of a change in control, and provide security for executives against sudden or arbitrary termination in connection with a change in control. The agreements promote retention of high-performing individuals and also assist in recruiting and retaining key employees by providing competitive arrangements. The provisions of each severance agreement were determined by analysis of peer group and market trends and practices and are set at competitive levels with industry practice.

For a discussion of these arrangements, including the estimated quantification of these amounts, see the Elements of Post Termination Compensation discussion following this Compensation Discussion and Analysis.

How do our decisions regarding each element affect decisions regarding the other elements?

The compensation committee considers total cash and equity compensation when setting the compensation of executive officers. In doing so, the compensation committee considers the retention value of the long-term equity currently held by the executive. Based on this review, the compensation committee may decide to adjust one or more elements of an executive’s total compensation. The compensation committee aims to provide competitive total direct compensation and assesses an executive’s total compensation package when looking at the executive’s competitive standing relative to the market. Additionally, the compensation committee seeks to provide a competitive compensation mix, with discretion depending on factors deemed relevant to the compensation committee, such as individual performance, internal equity, and historical pay practices. Certain compensation decisions may specifically affect other elements of compensation. For example, because potential bonus payouts are based on the executive’s base salary, increases in base salary also increase the amount of potential bonus payouts and deferred compensation contributions for which the executive is eligible.

What decisions did the compensation committee make with regard to executive compensation in fiscal 2007?

In fiscal 2007, the compensation committee engaged in the following actions regarding executive compensation:

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In January 2007, a grant of time-based restricted shares was made to certain officers of Trex Company, including one named executive officer, valued at 150% of their respective annual base salaries, to help ensure their retention. These restricted shares vest over a three-year period in equal increments.

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The compensation committee authorized the CEO and the COO to grant up to 10,000 shares to any one individual, and a total of 400,000 shares in aggregate, of stock options and SARs, with a grant date as of the date of hire, to new employees of Trex Company below the level of Vice President.

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The compensation committee approved the use of a mix of SARs and restricted shares for all named executive officers other than the CEO, CFO, and COO, and a mix of SARS, restricted shares, and performance shares for the CEO, CFO, and COO.

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The compensation committee approved implementation of change-in-control agreements for certain of its named executive officers. More information about these agreements can be found in the Elements of Post Termination Compensation discussion following this Compensation Discussion and Analysis.

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Prior to the retirement of Mr. Cavanna as CEO on August 15, 2007, the compensation committee approved amendments to the terms of certain outstanding awards of SARs and restricted stock granted to Mr. Cavanna to provide for a new vesting schedule, so that the awards would not expire on the date of Mr. Cavanna’s retirement as provided in the original grant agreements.

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Upon the retirement of Mr. Cavanna as CEO on August 15, 2007, the compensation committee approved an increase in compensation for Mr. Ferrari as he moved from COO to CEO. Mr. Ferrari’s compensation while he served as CEO was an annual base salary of $500,000, with a target annual cash bonus of 80% of annual base salary. Mr. Ferrari’s target long-term incentive was 220% of his base salary. Mr. Ferrari resigned as CEO effective January 8, 2008, and did not receive any equity grants during his tenure as CEO.

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On September 10, 2007, Mr. Cavanna was appointed as the interim CFO to Trex Company. Trex Company and Mr. Cavanna entered into a consulting agreement in which Mr. Cavanna received consulting fees of $23,000 per month and was reimbursed for reasonable business travel expenses incurred in connection with his performance of services under the consulting agreement. During the term of the consulting agreement, Mr. Cavanna did not receive any fees for his services as Chairman of the Board.

What decisions has the compensation committee made with regard to executive compensation in fiscal 2008?

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The compensation committee approved a grant of time-based restricted shares to certain officers in January 2008 in order to motivate and retain key employees who will be instrumental in assisting Trex Company’s new CEO, Mr. Kaplan, in seeking to return Trex Company to profitability, including one officer who became an executive officer of Trex Company in February 2008.

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Although certain individuals met their personal goals, the committee decided to defer the payment of the portion of the cash bonus for 2007 based upon personal performance until such time as the board elects to make payment.

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The compensation committee modified the 2008 cash bonus plan for all executive officers other than the CEO, so that the bonus will be 100% based upon company performance. (The CEO’s cash bonus program for 2008 is discussed below.) As in prior years, the performance metric that Trex Company will use for company performance is Trex Company’s EPS. The target is Trex Company’s planned EPS for the fiscal year, and no cash bonus will be paid unless Trex Company achieves 50% of its EPS target. Target awards, expressed as a percentage of the executive officer’s base salary, were also adjusted for 2008. The CEO’s cash bonus target for 2008 is 100%, while each other executive officer’s target is 50%. The total award to any single executive officer is capped at 200% of the target award.

Notwithstanding the foregoing, with respect to the cash bonus for the 2008 plan year for Mr. Kaplan, the CEO, 80% of Mr. Kaplan’s cash bonus will be based upon company performance, measured by achievement of the EPS objective described above, and 20% will be based upon personal goals established for Mr. Kaplan. These cash bonus criteria were established in connection with the negotiation of Mr. Kaplan’s employment agreement. For the 2008 plan year, the compensation committee has established a personal goal for Mr. Kaplan based upon the achievement of Trex Company’s planned free cash flow target for the 2008 fiscal year. No cash bonus will be paid to Mr. Kaplan for the personal performance element of his cash bonus unless Trex Company achieves 50% of its planned free cash flow target. As defined by Trex Company, free cash flow means operating cash flows less fixed asset purchases.

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The annual grant of equity awards was deferred in February 2008 until the date of this annual meeting of stockholders. Awards to be made in 2008 are, in part, conditioned upon approval by the stockholders at the annual meeting of the proposed increase in the number of shares available under the 2005 Stock Incentive Plan.

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The compensation committee approved changes to the long-term equity incentive program to condition the payment of equity awards on the attainment of a company performance target. With respect to awards to be made in 2009 and subsequent years, the amount of awards paid to a participant will be determined by multiplying the participant’s applicable target award by a performance percentage. The performance target is currently anticipated to be planned EPS for the fiscal year, which will be calculated based on the extent to which the planned company performance objective for the prior year is achieved. No awards will be made unless Trex Company achieves 50% of its EPS target.

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Ronald W. Kaplan became Trex Company’s President and CEO effective on January 1, 2008. In negotiating and approving Mr. Kaplan’s compensation, the compensation committee reviewed a competitive analysis provided to the compensation committee by Trex Company’s compensation consultant. Under Mr. Kaplan’s employment agreement, Mr. Kaplan was entitled to receive a signing bonus of $200,000, an initial annual base salary of $500,000, the right to participate in Trex Company’s annual cash bonus plan with an initial target incentive equal to 80% of Mr. Kaplan’s base salary, the right to participate in Trex Company’s 2005 Stock Incentive Plan, and the right to receive all medical and other benefits extended to Trex Company’s other senior executives.

In addition, pursuant to Mr. Kaplan’s employment agreement, on January 7, 2008, which was his first day of employment, Mr. Kaplan was granted long-term equity incentive awards under Trex Company’s 2005 Stock Incentive Plan in the form of SARs and shares of restricted stock with an aggregate value equal to 200% of Mr. Kaplan’s initial base salary described above. The SARs were granted with a value equal to 140% of Mr. Kaplan’s initial base salary, while the restricted stock was granted with a value equal to 60% of Mr. Kaplan’s initial base salary.

The employment agreement further provides for the payment of severance benefits. In addition, Mr. Kaplan also has entered into a change-in-control severance agreement, dated as of January 1, 2008, with Trex Company. The severance benefits and change-in-control severance agreement are described in the Elements of Post Termination Compensation discussion following this Compensation Discussion and Analysis.

•

Effective February 5, 2008, F. Timothy Reese became Trex Company’s Vice President, Operations. Mr. Reese’s compensation was reviewed against a 2006 competitive analysis of Trex Company’s named executive officer compensation. Mr. Reese will receive $225,000 in base salary, with an annual cash bonus target of 50% of base salary. Mr. Reese’s long-term incentive annual grant will be targeted at 115% of his annual salary. As a new hire, Mr. Reese received a new hire grant of 57.5% of annual salary issued as stock appreciation rights that will vest one-third on each of the first three anniversary dates of the grant. Mr. Reese also received a signing bonus of $50,000 for joining Trex Company. Mr. Reese entered into a change-in-control agreement substantially similar to the agreements of named executive officers described in the Elements of Post Termination Compensation discussion following this Compensation Discussion and Analysis.

Effective March 18, 2008, James E. Cline became Trex Company’s Vice President and Chief Financial Officer. Mr. Cline will receive $250,000 in base salary, with an annual cash bonus target of 60% of base salary. Mr. Cline’s long-term incentive annual grant will be targeted at 135% of his annual salary. As a new hire, Mr. Cline received a new hire grant of 67.5% of annual salary issued as stock appreciation rights that will vest one-third on each of the first three anniversary dates of the grant. Mr. Cline entered into a change-in-control agreement substantially similar to the agreements of the named executive officers described in the Elements of Post Termination Compensation discussion following this Compensation Discussion and Analysis.

What are the tax and accounting considerations that factor into decisions regarding executive compensation?

We consider tax and accounting implications in determining our compensation programs.

Policy on Deductibility of Named Executive Officer Compensation.    In evaluating compensation program alternatives, the compensation committee considers the potential impact on Trex Company of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the CEO and three other most highly-compensated named executive officers (other than the CFO), excluding “performance-based compensation.” Compensation programs generally will qualify as performance-based if compensation is based on pre-established objective performance targets, the programs’ material features have been approved by stockholders, and there is no discretion to increase payments after the performance targets have been established for the performance period.

To the extent a named executive officer would otherwise earn over $1 million in compensation in any calendar year, the compensation committee will endeavor to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent practicable while maintaining a competitive, performance-based compensation program. However, tax consequences, including, but not limited to, tax deductibility, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by officers regarding stock options) that are beyond the control of either the compensation committee or Trex Company. In addition, the compensation committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives and fit within the compensation committee’s guiding principles. Finally, based on the amount of deductions Trex Company can take each year, the actual impact of the loss of deduction for compensation paid to the CEO and the other three most highly compensated executives over the $1 million limitation may be small and have a de minimis impact on Trex Company’s overall tax position. For all of the foregoing reasons, the compensation committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The compensation committee will consider alternative forms of compensation, consistent with its compensation goals that preserve deductibility.

Internal Revenue Code Section 409A.    The compensation committee has reviewed all of Trex Company’s compensation plans and programs to ensure that they are compliant with Section 409A of the Internal Revenue Code and has determined that, absent final regulations by the Internal Revenue Service, they are compliant.

Impact of SFAS 123R.    SFAS 123R is one factor that Trex Company considers in the design of its long-term equity incentive programs, with the others being the link to the performance that each vehicle provides, the degree of upside leverage and downside risk inherent in each vehicle, the impact on dilution and overhang that the vehicles have, and the role that each vehicle has in the attraction, retention, and motivation of our executive and key employee talent. Trex Company monitors its SFAS 123R expense to ensure that it is reasonable. Expense will not be the most important factor in making decisions about our long-term incentive plans.

Report of the Compensation Committee

The compensation committee of the Trex Company, Inc. board of directors has reviewed and discussed with Trex Company’s management the Compensation Discussion and Analysis above, and recommended to the board of directors that the Compensation Discussion and Analysis be included in Trex Company’s 2008 proxy statement and incorporated by reference in Trex Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE COMPENSATION COMMITTEE

William F. Andrews

Jay M. Gratz

Frank H. Merlotti, Jr.

Patricia B. Robinson

The following tables, narrative and footnotes discuss the compensation of our Chief Executive Officer, Chief Financial Officer and our two other most highly compensated executive officers during 2007. These individuals were the only executive officers of Trex Company during 2007 for whom this information is required under SEC rules.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	SAR Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Andrew U. Ferrari (5)	2007	467,885	—	80,125	350,493	—	—	40,933	939,435
Non-Executive Chairman, Former Chief Executive Officer, Former President and Chief Operating Officer	2006	448,792	—	—	290,856	—	—	32,568	772,216

Anthony J. Cavanna (6)	2007	326,923	—	232,949	796,008	—	—	212,958	1,568,838
Former interim Chief Financial Officer, Former Chairman and Chief Executive Officer	2006	498,658	—	—	331,704	—	—	26,970	857,332

Harold F. Monahan	2007	331,000	—	127,972	110,615	—	—	54,788	624,375
Executive Vice President, Materials & Engineering	2006	330,112	—	231,642	68,498	—	—	46,128	676,380

Paul D. Fletcher (7) (8)	2007	194,611	70,000	47,786	36,876	—	—	44,940	394,212
Former Senior Vice President and Chief Financial Officer	2006	267,326	—	217,548	62,193	—	—	32,747	579,814

(1)	The amounts in the “Stock Awards” column reflect the dollar amount recognized for financial statement reporting purposes for each year for each named executive officer, in accordance with SFAS 123R, assuming no forfeitures. The amounts include awards granted in and prior to 2007 and 2006, respectively. Assumptions used in the calculation of these amounts are included in note 8 to Trex Company’s audited financial statements in the 2007 Form 10-K.
(2)	The amounts in the “SAR Awards” column reflect the dollar amount of awards recognized for financial statement reporting purposes for each year for each named executive officer, in accordance with SFAS 123R, assuming no forfeitures. The amounts include awards granted in and prior to 2007 and 2006, respectively. Assumptions used in the calculation of these amounts are included in note 8 to Trex Company’s audited financial statements in the 2007 Form 10-K.
(3)	See the Compensation Discussion and Analysis section of this proxy statement and the 2007 Grants of Plan-Based Awards Table below for additional information on these awards. We did not pay any non-equity annual incentive compensation for 2007 or 2006.
(4)	See the All Other Compensation Table below for additional information on these amounts for 2007.
(5)	Mr. Ferrari resigned as Chief Executive Officer effective January 4, 2008. Mr. Ferrari was promoted to Chief Executive Officer effective August 15, 2007, having previously served as President and Chief Operating Officer.
(6)	Mr. Cavanna served as Chief Executive Officer until retiring as of August 15, 2007. Mr. Cavanna was retained on a contractual basis as interim Chief Financial Officer as of September 10, 2007. Mr. Cavanna resigned as interim Chief Financial Officer as of March 18, 2008.
(7)	Mr. Fletcher resigned effective September 7, 2007.
(8)	Mr. Fletcher’s bonus of $70,000 reflects two retention bonuses of $35,000 each, which were awarded in January and April 2007.

2007 ALL OTHER COMPENSATION TABLE

	401(k) Matching Contribution ($) (1)	Club Membership ($) (2)	Housing Allowance ($) (3)	Car Allowance ($) (4)	Money Purchase Pension Plan ($) (5)	Supplemental Executive Long-Term Disability ($)	Unused Vacation Payout ($) (6)	Consulting Fees ($) (7)	Director Compensation ($) (8)	Total Other Compensation ($)
Andrew U. Ferrari	7,454	7,013	—	17,666	8,800	—	—	—	—	40,933
Anthony J. Cavanna	3,558	4,625	—	7,321	8,800	—	46,154	53,109	4,500	128,067
Harold F. Monahan	6,684	—	16,814	18,680	8,800	3,810	—	—	—	54,788
Paul D. Fletcher	3,875	—	—	13,208	8,800	—	19,056	—	—	44,940

(1)	Represents company matching contributions to Trex Company’s defined contribution employee profit sharing and 401(k) plan. Trex Company matches up to 2% of an employee’s annual salary, based on the limitations imposed under the rules of the Internal Revenue Service.
(2)	Represents the cost of annual country club dues for Mr. Cavanna and Mr. Ferrari.
(3)	Represents the cost of a company-leased apartment of $11,400 and reimbursement of associated federal and state income taxes of $5,414.
(4)	Represents the cost of company-leased automobiles of $12,000, $1,933, $11,981, and $8,982 for Messrs. Ferrari, Cavanna, Monahan, and Fletcher, respectively, and reimbursement of associated federal and state income taxes of $5,666, $888, $6,699, and $4,227 for Messrs. Ferrari, Cavanna, Monahan, and Fletcher, respectively. Mr. Cavanna’s total includes an additional car allowance of $4,500.
(5)	Represents company contributions to Trex Company’s defined contribution money purchase pension plan of 4% of an employee’s annual salary, up to the limitations imposed under the rules of the Internal Revenue Service.
(6)	Represents compensation for unused vacation time payable pursuant to the termination of Mr. Cavanna and Mr. Fletcher’s employment.
(7)	Represents fees earned in conjunction with Mr. Cavanna’s consulting engagement as interim Chief Financial Officer.
(8)	Represents compensation earned in service as the Non-Employee Chairman of the Board between August 15, 2007 and September 10, 2007.

2007 GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Awards: Number of Securities Underlying SARs (#) (3)	Exercise or Base Price of SAR Awards ($/Sh)	Grant Date Fair Value of Stock and SAR Awards ($) (4)
Andrew U. Ferrari (5)	—	200,000	400,000	600,000
	2/21/2007								29,201	25.37	666,484
	2/21/2007							12,638			288,450
	2/21/2007				—	2,661	3,992				60,735
Anthony J. Cavanna	—	200,000	400,000	600,000
	2/21/2007								34,153	25.37	779,508
	2/21/2007							14,781			337,362
	2/21/2007				—	2,956	4,434				67,468
Harold F. Monahan	—	107,575	215,150	322,725
	2/21/2007								15,676	25.37	357,789
	2/21/2007							6,784			154,838
Paul D. Fletcher	—	75,696	151,391	227,087
	1/8/2007							18,359			364,334
	2/21/2007								12,442	25.37	283,976
	2/21/2007							5,385			122,907
	2/21/2007				—	1,596	2,394				36,427

(1)	Represents threshold, target and maximum payout levels under the annual non-equity incentive plan (annual cash bonus plan) for 2007 performance. Because Trex Company did not achieve the threshold level of performance under the plan, no annual cash bonus was earned by any named executive officer for 2007. Additional information regarding the design of the annual cash bonus plan, including a description of the performance-based conditions applicable to 2007 awards, is included in the Compensation Discussion and Analysis section of this proxy statement.
(2)	Represents threshold, target and maximum number of performance shares that may be earned subject to the attainment of pre-established financial targets. These awards will vest, if at all, on December 31, 2009. Additional information regarding the performance shares and Trex Company’s long-term incentive program is included in the Compensation Discussion and Analysis section of this proxy statement.
(3)	Grants vest ratably over three years. SARs vest 100% at retirement. Retirement is defined under the Trex Company, Inc. Amended and Restated 1999 Stock Option and Incentive Plan as either age 65 or age 55, with five years service, and under the 2005 Stock Incentive Plan as age 65 only. Mr. Cavanna’s SAR agreement provided that his unvested SARs were to be forfeited upon his retirement. Prior to his retirement, the compensation committee amended this SAR agreement, so that the unvested SARs were not forfeited upon retirement.
(4)	Represents the grant date fair value of the award determined in accordance with SFAS 123R, assuming no forfeitures. Assumptions used in the calculation of these amounts are included in note 8 to Trex Company’s audited financial statements in the 2007 Form 10-K.
(5)	Non-equity incentive plan award reflects Mr. Ferrari’s compensation following his promotion to CEO as of August 15, 2007, with a target annual cash bonus of 80% of his annual base salary of $500,000.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option / SAR Awards					Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options / SARs Exercisable (#)	Number of Securities Underlying Unexercised Options / SARs Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options / SARs	Option / SAR Exercise Price ($)	Option / SAR Expiration Date (2)	Number of Shares of Stock That Have Not Vested (1)	Market Value of Shares of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Andrew U. Ferrari
2/25/2003	11,508	—	—	35.95	3/14/2008	—	—	—	—
6/30/2003	436	—	—	39.25	4/3/2008	—	—	—	—
7/24/2003	500	—	—	37.29	4/3/2008	—	—	—	—
10/1/2003	278	—	—	31.05	4/3/2008	—	—	—	—
1/1/2004	233	—	—	37.35	4/3/2008	—	—	—	—
4/1/2004	261	—	—	33.45	4/3/2008	—	—	—	—
7/2/2004	237	—	—	37.36	4/3/2008	—	—	—	—
7/27/2004	2,000	—	—	43.47	4/3/2008	—	—	—	—
10/1/2004	239	—	—	45.30	4/3/2008	—	—	—	—
1/4/2005	209	—	—	52.31	4/3/2008	—	—	—	—
4/1/2005	354	—	—	44.41	4/3/2008	—	—	—	—
7/1/2005	630	—	—	25.70	4/3/2008	—	—	—	—
7/21/2005	2,000	—	—	25.44	4/3/2008	—	—	—	—
10/3/2005	417	—	—	24.00	4/3/2008	—	—	—	—
2/8/2006	29,334	58,666	—	24.17	4/3/2008	—	—	—	—
2/21/2007	—	29,201	—	25.37	4/3/2008	—	—	—	—
2/21/2007	—	—	—	—	—	—	—	2,661	22,645
2/21/2007	—	—	—	—	—	12,638	107,549	—	—

Anthony J. Cavanna
3/3/2000	15,095	—	—	27.00	3/3/2010	—	—	—	—
2/23/2001	7,989	—	—	24.20	2/23/2011	—	—	—	—
2/25/2003	11,950	—	—	35.95	2/25/2013	—	—	—	—
7/27/2004	1,000	—	—	43.47	7/27/2014	—	—	—	—
7/21/2005	2,000	—	—	25.44	7/21/2015	—	—	—	—
2/8/2006	34,334	68,666	—	24.17	2/8/2016	—	—	—	—
2/21/2007	—	34,153	—	25.37	2/21/2017	—	—	—	—
2/21/2007	—	—	—	—	—	14,781	125,786	—	—

Harold F. Monahan
10/1/2000	6,250	—	—	30.31	10/1/2010	—	—	—	—
2/23/2001	212	—	—	24.20	2/23/2011	—	—	—	—
2/21/2002	7,500	—	—	20.00	2/21/2012	—	—	—	—
2/21/2002	4,815	—	—	20.00	2/21/2012	—	—	—	—
2/25/2003	6,090	—	—	35.95	2/25/2013	—	—	—	—
2/19/2004	8,586	—	—	38.51	2/19/2014	—	—	—	—
3/8/2005 (4)	—	—	—	—	—	—	—	5,884	50,073
3/9/2005	4,770	—	—	46.71	3/9/2015	—	—	—	—
3/9/2005	15,576	—	—	46.71	3/9/2015	—	—	—	—
3/9/2005	—	—	—	—	—	899	7,650	—	—
2/8/2006	7,334	14,666	—	24.17	2/8/2016	—	—	—	—
2/8/2006	—	—	—	—	—	—	—	9,000	76,590
2/21/2007	—	15,676	—	25.37	2/21/2017	—	—	—	—
2/21/2007	—	—	—	—	—	6,784	57,732	—	—

Paul D. Fletcher (5)
—	—	—	—	—	—	—	—	—	—

(1)	SARs and restricted stock granted on February 21, 2007 vest in equal installments over three years. Stock awards granted on March 9, 2005 fully vest in equal installments over three years.

(2)	The term of each SAR/stock option may not exceed ten years.
(3)	The value is calculated based on the $8.51 closing price of Trex Company’s common stock on the New York Stock Exchange on December 31, 2007, the last market trading day of the year, times the number of shares that are unvested.
(4)	Mr. Monahan’s performance award granted on March 8, 2005 was canceled as of January 1, 2008, as the performance criteria were not met.
(5)	Mr. Fletcher did not have any outstanding equity awards as of fiscal year-end.

2007 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (3)
Andrew U. Ferrari	—	—	—	—
Anthony J. Cavanna	—	—	—	—
Harold F. Monahan (1)	—	—	14,232	345,031
Paul D. Fletcher (2)	—	—	13,927	337,531

(1)	The amount shown for “Stock Awards” reflects 898 restricted shares that vested on March 9, 2007 at a price of $24.60, and 13,334 restricted shares that vested on March 19, 2007 at a price of $24.23.
(2)	The amount shown for “Stock Awards” reflects 593 restricted shares that vested on March 9, 2007 at a price of $24.60, and 13,334 restricted shares that vested on March 19, 2007 at a price of $24.23.
(3)	The value is calculated based on the closing price of Trex Company common stock on the date of vesting (as set forth above), times the number of vested shares.

Elements of Post Termination Compensation

In light of competitive market practices, based on the findings in a study completed by the compensation committee’s independent consultant, the compensation committee approved change-in-control severance agreements in March 2007, and, as of April 2, 2007, Trex Company entered into these agreements with the CEO and the other named executive officers. The agreements are intended to help retain these named executive officers, maintain a stable work environment and provide economic security to certain key employees in the event of termination of their employment in connection with a change in control.

Pursuant to these agreements, if, within the period beginning 90 days before and ending two years after a “change in control” of Trex Company, the employment of the executive, which we refer to as a “covered executive,” is terminated by Trex Company (other than a termination for cause or by reason of death or disability) or if the covered executive terminates his employment in certain circumstances defined in the agreement which constitute “Good Reason,” the covered executive will receive:

•

a lump-sum cash payment equal to the sum of (1) the covered executive’s accrued base salary and accrued vacation pay, plus (2) if not previously paid, the covered executive’s annual cash bonus earned for the preceding fiscal year, plus (3) the covered executive’s targeted cash bonus for the year in which the severance occurs, pro-rated based upon the number of days he was employed during such year;

•

a lump sum severance payment of one and one-half times (1) the covered executive’s annual base salary (in effect immediately prior to the change in control or termination, whichever is greater) and (2) the greater of (a) the covered executive’s target annual cash bonus (for the year in which the change in control occurs or the year of the termination, whichever is greater) or (b) the covered executive’s actual annual cash bonus for the last fiscal year immediately prior to termination of employment;

•

continuation of group health and dental insurance, and group life insurance, on the same terms and conditions as though the covered executive had remained an active employee, for the longer of 18 months or until coverage is obtained from a new employer; and

•

accelerated vesting of all outstanding long-term incentive awards, including, but not limited to, stock options, stock appreciation rights, restricted shares, and performance shares (at the targeted payment level).

Notwithstanding the foregoing, each agreement includes a provision that reduces severance payments should these payments cause the employee to become subject to the excise taxes under Section 4999 or 280G of the Internal Revenue Code.

A change in control is generally defined as (1) the acquisition by any person or entity of 35% of Trex Company’s outstanding stock, (2) a merger where the stockholders of Trex Company immediately prior to the merger would not own at least 50% of the outstanding stock of Trex Company after such merger, (3) a sale of all or substantially all of the assets of Trex Company, or (4) during any two-year period, the directors in office at the beginning of such period ceasing to be a majority of the board, unless the nomination of each new director during such period was approved by at least two-thirds of the directors in office at the beginning of such period.

The table below reflects the amount of compensation payable to the CEO and each of Trex Company’s other named executive officers in the event of termination following a change in control of such officer’s employment. The amounts shown assume that such termination was effective as of December 31, 2007 and thus includes amounts earned through such date. These figures are estimates of the amounts which would be paid to the officers upon their termination, which reflect only the value of SARs held by the officer that would have vested upon the change in control and termination of employment. The actual amounts to be paid can only be determined at the time of such executive officer’s separation from Trex Company.

CHANGE IN CONTROL AND SEVERANCE COMPENSATION

AS OF DECEMBER 31, 2007

Name	Cash ($)	Benefit Continuation ($)	Intrinsic Value of Accelerated Equity Awards as of 12/31/07 ($) (1) (2)	Tax Gross Up ($)	Total Termination Benefits($)
Andrew U. Ferrari
• Voluntary retirement	—	—	—	—	—
• Involuntary termination	—	—	—	—	—
• Termination after change in control	1,350,000	353	130,194	—	1,480,548

Anthony J. Cavanna (3)
• Voluntary retirement	—	—	—	—	—
• Involuntary termination	—	—	—	—	—
• Termination after change in control	—	—	—	—	—

Harold F. Monahan
• Voluntary retirement	—	—	—	—	—
• Involuntary termination	—	—	—	—	—
• Termination after change in control	819,225	12,034	141,972	—	973,231

Paul D. Fletcher (4)
• Voluntary retirement	—	—	—	—	—
• Involuntary termination	—	—	—	—	—
• Termination after change in control	—	—	—	—	—

(1)	All stock options, SARs, restricted shares and performance shares vest upon termination of employment. Performance shares vest at the targeted award value.
(2)	This value is calculated as the intrinsic value of unvested equity awards held as of December 31, 2007 that would have vested upon a change in control.

(3)	Mr. Cavanna retired as of August 15, 2007.
(4)	Mr. Fletcher resigned effective September 7, 2007.

Mr. Kaplan’s employment agreement, dated January 1, 2008, discussed in the Compensation Discussion and Analysis section of this proxy statement, provides for the payment of severance benefits to Mr. Kaplan if Trex Company terminates his employment without “cause” or if Mr. Kaplan resigns for “good reason.” For this purpose, “good reason” includes events specified in the agreement, including a material and adverse change in Mr. Kaplan’s status or position with Trex Company, a 10% or greater reduction in Mr. Kaplan’s base salary and targeted bonus other than as part of general reduction in executive compensation, and the relocation of Mr. Kaplan’s office more than 50 miles from his current office and further than his then-current residence. Upon such a termination, Mr. Kaplan will be entitled to receive the following:

•

a lump-sum cash payment equal to the sum of (1) Mr. Kaplan’s accrued base salary and accrued vacation pay plus (2) if not previously paid, Mr. Kaplan’s annual cash bonus earned for the preceding fiscal year;

•

a lump-sum cash payment equal to two times the sum of (1) Mr. Kaplan’s base salary then in effect plus (2) an amount equal to the greater of Mr. Kaplan’s targeted cash bonus for the year in which his employment terminates or his actual cash bonus earned for the preceding year; and

•	continued health, dental, and life insurance benefits for up to 24 months.

If Mr. Kaplan’s employment is terminated during a change-in-control protection period under his change-in-control severance agreement, described below, Mr. Kaplan will be entitled to receive the severance payments specified under that agreement instead of the foregoing payments under his employment agreement.

Mr. Kaplan entered into a change-in-control severance agreement, dated as of January 1, 2008, with Trex Company. The terms of this agreement are generally similar to those of Trex Company’s change-in-control severance agreements with its other named executive officers, as described above, except that Mr. Kaplan’s lump sum severance payment will equal 2.99 times (1) his annual base salary (in effect immediately prior to the change in control or termination, whichever is greater) and (2) the greater of (a) his target annual cash bonus (for the year in which the change in control occurs or the year of the termination, whichever is greater) or (b) his actual annual cash bonus for the last fiscal year immediately prior to termination, as opposed to 1.5 times for the other executive officers.

Equity Compensation Plan Information

The following table sets forth the following information as of December 31, 2007 for (1) all equity compensation plans previously approved by Trex Company’s stockholders and (2) all equity compensation plans not previously approved by Trex Company’s stockholders:

•	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

•	the weighted average exercise price of such outstanding options, warrants and rights; and

•	other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.

Plan category	Number of securities to be issued upon exercise for outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	997,978	(2)	$29.97	730,842	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	997,978	(2)	$29.97	730,842	(3)

(1)	Consists of the Trex Company, Inc. 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”), the Trex Company, Inc. Amended and Restated 1999 Incentive Plan for Outside Directors (the “Outside Directors Plan”) and the Company’s 1999 Employee Stock Purchase Plan.
(2)	Excludes 177,137 shares of restricted stock and 106,641 performance shares outstanding under the 2005 Stock Incentive Plan as of December 31, 2007.
(3)	Represents 535,470 shares remaining available for future issuance under the 2005 Stock Incentive Plan and 195,372 shares remaining available for future issuance under the 1999 Employee Stock Purchase Plan. Shares of common stock issuable under the Outside Director Plan are issued pursuant to the 2005 Stock Incentive Plan.

REPORT OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF TREX COMPANY, INC.

During the fiscal year ended December 31, 2007, the audit committee reviewed with Trex Company’s financial managers, the internal auditors and Ernst & Young LLP (“Ernst & Young”), Trex Company’s independent registered public accounting firm, the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation of Trex Company’s system of internal control, the quality of Trex Company’s financial reporting, and Trex Company’s process for legal and regulatory compliance. The audit committee also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Management is responsible for Trex Company’s system of internal control, the financial statements and the financial reporting process, and the assessment of the effectiveness of internal control over financial reporting. Ernst & Young is responsible for performing an integrated audit and issuing reports on the following: (1) Trex Company’s consolidated financial statements and (2) Trex Company’s internal control over financial reporting. As provided in its charter, the audit committee’s responsibilities include monitoring and overseeing these processes. The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management.

Consistent with this oversight responsibility, Ernst & Young reports directly to the audit committee. The audit committee appointed Ernst & Young as Trex Company’s independent registered public accounting firm and approved the firm’s compensation.

The audit committee discussed with Ernst & Young the matters required to be discussed by the New York Stock Exchange, the Securities and Exchange Commission, the Public Company Accounting Oversight Board, and the American Institute of Certified Public Accountants’ Statement on Auditing Matters No. 61, Communication with Audit Committee, as amended, as adopted by the Public Company Accounting Oversight Board. In addition, the audit committee has received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees as adopted by the Public Company Accounting Oversight Board, and discussed with Ernst & Young the firm’s independence from Trex Company and its management.

In reliance on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, the inclusion of the audited financial statements in Trex Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Paul A. Brunner

Jay M. Gratz

William H. Martin, III

Frank H. Merlotti, Jr.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3)

The audit committee of the board of directors has appointed Ernst & Young LLP as Trex Company’s independent registered public accounting firm for Trex Company’s fiscal year ending December 31, 2008. The board of directors is submitting this appointment for stockholder ratification at the annual meeting.

A representative of Ernst & Young will attend the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Trex Company’s bylaws do not require that stockholders ratify the appointment of Ernst & Young as Trex Company’s independent registered public accounting firm. Trex Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young, the audit committee will reconsider whether or not to retain Ernst & Young as Trex Company’s independent registered public accounting firm, but may determine to do so. Even if the appointment of Ernst & Young is ratified by the stockholders, the audit committee may change the appointment at any time if it determines that a change would be in the best interests of Trex Company and its stockholders.

Approval of Proposal 3

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting.

The board of directors unanimously recommends that the stockholders of Trex Company vote FOR the ratification of the appointment of Ernst & Young LLP as Trex Company’s independent registered public accounting firm for the 2008 fiscal year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

Ernst & Young LLP served as Trex Company’s independent registered public accounting firm for Trex Company’s fiscal years ended December 31, 2007 and 2006. The following sets forth the aggregate fees billed by Ernst & Young to Trex Company for fiscal years 2007 and 2006.

	2007	2006
Audit services	$1,100,000	$1,035,000
Audit-related services	—	3,300
Tax services	457,200	161,700
All other services	—	—

Total	$1,557,200	$1,200,000

The audit committee considered whether Ernst & Young’s provision of non-audit-related services is compatible with maintaining Ernst & Young’s independence.

Audit Services.    Audit services include services performed by Ernst & Young to comply with generally accepted auditing standards related to the audit and review of Trex Company’s financial statements. The audit fees shown above for the 2007 and 2006 fiscal years were incurred principally for services rendered in connection with the audit of Trex Company’s consolidated financial statements and associated SEC filings, and the audit of SEC registered offerings of senior notes, the issuance of opinions on Trex Company’s internal control over financial reporting and on management’s assessment of the effectiveness of Trex Company’s internal control over financial reporting, and quarterly reviews.

Audit-Related Services.    Audit-related services include assurance and related services that are traditionally performed by independent registered public accounting firms. The audit-related fees shown above for the 2006 fiscal year were incurred primarily in connection with audits of Trex Company’s employee benefit plans and financial due diligence.

Tax Services.    The tax fees shown above were incurred in connection with the preparation of Trex Company’s tax returns and corporate tax consultations.

Pre-Approval Policy

The audit committee pre-approves all audit and permissible non-audit services provided by Trex Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval on other than an engagement-by-engagement basis is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the audit committee regarding the extent of services provided by such firm in accordance with this pre-approval and the fees for the services performed to date. The audit committee also may pre-approve particular services on an engagement-by-engagement basis.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm. The audit committee has the authority to delegate pre-approval authority to a subcommittee of the audit committee consisting of one or more of its members.

All services provided to Trex Company by Ernst & Young LLP during fiscal 2007 and 2006 were pre-approved by the audit committee in accordance with this policy.

TRANSACTIONS WITH RELATED PERSONS

The Trex Company board of directors has adopted a written policy for the approval of transactions with related persons. The policy requires audit committee approval or ratification of transactions which involve more than $120,000 in which Trex Company is a participant and in which a Trex Company director, nominee for director, executive officer, greater than 5% stockholder, or an immediate family member of any of the foregoing persons has a direct or indirect material interest. In reviewing the related party transaction, the audit committee will, after reviewing all material information regarding the transaction, take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The policy includes standing pre-approval for the following related person transactions:

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any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s equity securities, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2% of that company’s total annual revenues;

•

any charitable contribution, grant or endowment by Trex Company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2% of the charitable organization’s total annual receipts;

•

any transaction, such as dividends paid on the common stock, in which the related person’s interest arises solely from the ownership of Trex Company’s common stock and all holders of Trex Company’s common stock received the same benefit on a pro rata basis; and

•	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

As reported in Trex Company’s current report on Form 8-K filed on September 11, 2007, on September 10, 2007, Anthony J. Cavanna, the Chairman of the Board, was appointed as the interim Chief Financial Officer of Trex Company. In connection with Mr. Cavanna's service as interim Chief Financial Officer, Trex Company and Mr. Cavanna entered into a consulting agreement, which was approved by the audit committee and board of directors of Trex Company. Under the consulting agreement, which was terminated on March 18, 2007, Mr. Cavanna received consulting fees at the rate of $23,000 per calendar month, pro-rated for partial months of service. During the term of the consulting agreement, Mr. Cavanna did not receive any fees for his services as Chairman of the Board. Mr. Cavanna received approximately $126,000 in consulting fees under the consulting agreement.

As reported in Trex Company’s current report on Form 8-K filed on February 1, 2008, on February 1, 2008, Trex Company entered into a consulting agreement with Harold F. Monahan, Executive Vice President, Materials and Engineering, whose last day of employment with Trex Company was March 10, 2008. Under the consulting agreement, which was approved by the audit committee and the board of directors, Mr. Monahan will provide consulting services to Trex Company between March 11, 2008 and December 31, 2008 relating to manufacturing, engineering, and raw materials. For these services, Trex Company will pay Mr. Monahan $10,000 per month, for five days of service each month. If Mr. Monahan works for less than five days in any calendar month, he will be obligated to make up such days in the following months, and if he works for more than five days (plus any days carried over from prior months) in any calendar month, he will be compensated at the rate of $2,000 per day.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Trex Company’s directors and executive officers and persons who own more than 10% of Trex Company’s common stock to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Trex Company. The reporting persons are required by rules of the SEC to furnish Trex Company with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to Trex Company for fiscal 2007 or written representations that no other reports were required, Trex Company believes that the foregoing reporting persons complied with all filing requirements for fiscal 2007.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act, stockholder proposals to be included in the proxy statement for Trex Company’s annual meeting of stockholders in 2009 must be received by the Secretary of Trex Company at Trex Company’s offices at 160 Exeter Drive, Winchester, Virginia 22603-8605, no later than December 11, 2008. The submission by a stockholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

Under Trex Company’s bylaws, notice of proposals by stockholders to be brought before any annual or special meeting generally must be delivered to Trex Company no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice under the bylaws must include the following information: (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend Trex Company’s bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (2) as to the stockholder giving the notice and the beneficial owner, if any, of common stock on whose behalf the proposal is made, (a) the name and address of record of such stockholder and the name and address of such beneficial owner, (b) the class and number of shares of Trex Company’s capital stock which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of Trex Company’s capital stock entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such business and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of Trex Company’s outstanding capital stock required to adopt the proposal or (B) otherwise solicit proxies from stockholders in support of such proposal.

The foregoing provisions of Trex Company’s bylaws concerning notice of proposals by stockholders are not intended to affect any rights of stockholders to request inclusion of proposals in Trex Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act.

OTHER MATTERS

The board of directors does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

Ronald W. Kaplan
President and Chief Executive Officer

Dated: March 28, 2008

Appendix A

TREX COMPANY, INC.

2005 STOCK INCENTIVE PLAN

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11. RESTRICTED STOCK	11
11.1. Grant of Restricted Stock or Restricted Stock Units	11
11.2. Restrictions	11
11.3. Restricted Stock Certificates	11
11.4. Rights of Holders of Restricted Stock	12
11.5. Rights of Holders of Restricted Stock Units	12
11.6. Termination of Employment or Other Relationship for a Reason Other than Death, Disability or Retirement	12
11.7. Rights in the Event of Death	12
11.8. Rights in the Event of Disability	12
11.9. Rights in the Event of Retirement	13
11.10. Delivery of Shares and Payment Therefor	13
12. UNRESTRICTED STOCK	13
13. PARACHUTE LIMITATIONS	13
14. REQUIREMENTS OF LAW	13
14.1. General	13
14.2. Rule 16b-3	14
15. AMENDMENT AND TERMINATION OF THE PLAN	14
16. EFFECT OF CHANGES IN CAPITALIZATION	14
16.1. Changes in Stock	14
16.2. Reorganization, Sale of Assets or Sale of Stock	15
16.3. Adjustments	16
16.4. No Limitations on Company	16
17. DISCLAIMER OF RIGHTS	16
18. NONEXCLUSIVITY OF THE PLAN	16
19. WITHHOLDING TAXES	16
20. CAPTIONS	17
21. OTHER PROVISIONS	17
22. NUMBER AND GENDER	17
23. SEVERABILITY	17
24. GOVERNING LAW	17
25. SECTION 409A	17

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TREX COMPANY, INC. 2005 STOCK INCENTIVE PLAN

Trex Company, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of the Trex Company, Inc. 2005 Stock Incentive Plan (the “Plan”), formerly known as the Trex Company, Inc. Amended and Restated 1999 Stock Option and Incentive Plan, as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, key employees, outside directors and other persons, and to motivate such officers, key employees, outside directors and other persons to serve the Company and its affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees, outside directors and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock, restricted stock units, unrestricted stock and stock appreciation rights in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and all Service Providers shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.	“Affiliate” of, or person “affiliated” with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act.

2.2.	“Amendment and Restatement Date” means the date on which the Plan, as herein amended and restated and adopted by the Board on March 8, 2005, is approved by the Company’s stockholders.

2.3.	“Award Agreement” means the stock option agreement, restricted stock agreement, restricted stock unit agreement, stock appreciation right agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.4.	“Board” means the Board of Directors of the Company.

2.5.	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.6.	“Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any affiliate of the Company.

2.7.	“Company” means Trex Company, Inc., a Delaware corporation.

2.8.	“Effective Date” means the date designated by the Board in its resolution adopting the Plan.

2.9.	“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.10.

“Fair Market Value” means the closing price of a share of Stock reported on the New York Stock Exchange (“NYSE”) on the date Fair Market Value is being determined, provided that if there should be no closing price reported on such date, the Fair Market Value of a share of Stock on such date shall be deemed equal to the closing price as reported by the NYSE for the last preceding date on which sales of shares were reported. Notwithstanding the foregoing, in the event that the shares of Stock are listed upon more than one established stock exchange, Fair Market Value means the closing price of a share of Stock reported on the exchange that trades the largest volume of shares on such date. If the Stock is not at the

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time listed or admitted to trading on a stock exchange, Fair Market Value means the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Board and regularly reporting the market price of Stock in such market. If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, Fair Market Value shall be as determined in good faith by the Board.

2.11.	“Grant” means an award of an Option, Restricted Stock, Restricted Stock Unit, Unrestricted Stock, or Stock Appreciation Right under the Plan.

2.12.	“Grant Date” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves a Grant or (ii) such other date as may be specified by the Board or such Committee.

2.13.	“Grantee” means a person who receives or holds an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Unrestricted Stock under the Plan.

2.14.	“Immediate Family Members” means the spouse, children, grandchildren, parents and siblings of the Grantee.

2.15.	“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code.

2.16.	“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.17.	“Option Price” means the purchase price for each share of Stock subject to an Option.

2.18.	“Outside Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.19.	“Plan” means this Trex Company, Inc. 2005 Stock Incentive Plan (formerly known as the Trex Company, Inc. Amended and Restated 1999 Stock Option and Incentive Plan), as amended from time to time.

2.20.	“Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.21.	“Restricted Period” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to Section 11.2 hereof.

2.22.	“Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 11 hereof, that are subject to restrictions and to a risk of forfeiture.

2.23.	“Restricted Stock Unit” means a unit awarded to a Grantee pursuant to Section 11 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

2.24.	“Retirement” means termination of employment with the Company and its Subsidiaries on or after age 65.

2.25.	“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.26.	“Service Provider” means a consultant or adviser to the Company, a manager of the Company’s properties or affairs, or other similar service provider or Affiliate of the Company, and employees of any of the foregoing, as such persons may be designated from time to time by the Board pursuant to Section 6 hereof.

2.27.	“Stock” means the common stock, par value $0.01 per share, of the Company.

2.28.	“Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9 hereof.

2.29.	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

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2.30.	“Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.31.	“Unrestricted Stock” means an award of Stock granted to a Grantee pursuant to Section 12 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation, bylaws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation, bylaws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive. As permitted by law, the Board may delegate its authority under the Plan to a member of the Board or an executive officer of the Company; provided, however, that, unless otherwise provided by resolution of the Board, only the Board or the Committee may make a Grant to an executive officer of the Company and establish the number of shares of Stock that may be subject to Grants with respect to any fiscal period.

3.2.	Committee.

The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 hereof and in other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation, bylaws and applicable law. In the event that the Plan, any Grant or any Award Agreement provides for any action to be taken or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section 3.2. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. As permitted by law, the Committee may delegate the authority delegated to it under the Plan to a member of the Board of Directors or an executive officer of the Company; provided, however, that, unless otherwise provided by the Board, only the Board or the Committee may make a Grant to a Reporting Person of the Company and establish the number of shares of Stock that may be subject to Grants during any fiscal period.

3.3.	Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the types of Grants to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant, including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof, including lapse relating to a change in control of the Company) relating to the vesting, exercise, transfer or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options, (v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to make Grants alone, in addition to, in tandem with, or in substitution or exchange for any other Grant or any other award granted under another plan of the Company or a Subsidiary. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy or custom. As a

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condition to any subsequent Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company any Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the subsequent Grant is made.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any affiliate thereof or any confidentiality obligation with respect to the Company or any affiliate thereof or otherwise in competition with the Company, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate thereof and is terminated “for cause” as defined in the applicable Award Agreement. The Board may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.

Without the approval of the stockholders of the Company, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR grant price, either by lowering the Option Price or SAR grant price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower Option Price or SAR grant price, as the case may be, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 16 hereof.

3.4.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

3.5.	Applicability of Rule 16b-3.

Those provisions of the Plan that make express reference to Rule 16b-3 under the Exchange Act shall apply only to Reporting Persons.

3.6.	Termination of Employment or Other Relationship.

(i) Whether a termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries shall have occurred and whether such termination is by reason of “permanent and total disability” (within the meaning of Section 22(c)(3) of the Code) shall be determined by the Board, whose determination shall be final and conclusive.

(ii) Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, whose determination shall be final and conclusive.

(iii) For purposes of the Plan, a termination of employment or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company, a Subsidiary or a Service Provider, or is engaged as a Service Provider or an Outside Director.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Aggregate Limitation.

(i) Subject to adjustment as provided in Section 16 hereof, the aggregate number of shares of Stock available for issuance under the Plan pursuant to Options or other Grants shall be three million one hundred and fifty thousand (3,150,000) Shares. Shares may be authorized but unissued shares, treasury shares or issued and outstanding shares that are purchased in the open market.

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(ii) Any shares of Stock granted under the Plan which are forfeited to the Company because of the failure to meet an award contingency or condition shall again be available for issuance pursuant to new awards granted under the Plan. Any shares of Stock covered by an award (or portion of an award) granted under the Plan which is forfeited or canceled, expires or is settled in cash shall be deemed not to have been issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

(iii) If any Option is exercised by tendering shares of Stock, by withholding shares of Stock subject to the Option being exercised, by tendering or withholding shares of Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of an Option or a stock option under any prior plan of the Company as hereinabove described, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. In the case of a SAR, only the actual number of shares of Stock issued upon exercise of the SAR shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. Shares of Stock issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards resulting from the acquisition of another entity shall not reduce the maximum number of shares available for issuance under the Plan.

(iv) The number of shares of Stock reserved under this Section 4 shall be increased by the number of any shares of Stock that are repurchased by the Company with Option Proceeds (as defined herein) in respect of the exercise of an Option; provided, however, that the number of shares of Stock contributed to the number of shares of Stock reserved under this Section 4 in respect of the use of Option Proceeds for repurchase shall not be greater than the number obtained by dividing the amount of such Option Proceeds by the Fair Market Value on the date of exercise of the applicable Option. “Option Proceeds” means, with respect to an Option, the sum of (x) the Option Price paid in cash, if any, to purchase shares of Stock under such Option, plus (y) the value of all federal, state and local tax deductions to which the Company is entitled with respect to the exercise of such Option, determined using the highest Federal tax rate applicable to corporations and a blended tax rate for state and local taxes based on the jurisdictions in which the Company does business and giving effect to the deduction of state and local taxes for Federal tax purposes.

(v) The number of shares of Stock available for grant as incentive stock options shall not exceed three million one hundred and fifty thousand (3,150,000), subject to adjustment as provided in Section 16 hereof, and shall not be increased by reason of the application of subsection (iii) or (iv) of this Section 4.1.

4.2.	Application of Aggregate Limitation.

The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares of Stock previously counted in connection with a Grant.

4.3.	Per-Grantee Limitation.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) no person eligible for a Grant under Section 6 hereof may be awarded Options and SARs under the Plan exercisable for greater than one hundred and fifty thousand (150,000) shares of Stock in any single calendar year, except that in the case of a newly hired employee, such limit shall be three hundred thousand (300,000) shares of Stock (in each case, subject to adjustment as provided in Section 16 hereof); and

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(ii) the maximum number of shares of Restricted Stock or Unrestricted Stock that are earned based on achievement of performance objectives that may be awarded under the Plan (including for this purpose any shares of Stock represented by Restricted Stock Units) to any person eligible for a Grant under Section 11 hereof is seventy five thousand (75,000) shares of Stock in any single calendar year, except that in the case of a newly hired employee, such limit shall be one hundred and fifty thousand (150,000) shares of Stock (in each case, subject to adjustment as provided in Section 16 hereof).

5.	EFFECTIVE DATE AND TERM OF THE PLAN

5.1.	Effective Date.

The Plan prior to its amendment and restatement herein was originally effective as of the Effective Date. The Plan as herein amended and restated was approved by the Board on March 8, 2005 and shall be effective as of date the Plan is approved by the Company’s stockholders. If the stockholders of the Company fail to approve the Plan as herein amended and restated within one year after the date the Plan as herein amended and restated was approved by the Board, any Awards made hereunder in excess of the number of shares available for Awards under the Plan prior to its amendment and restatement shall be null and void and of no effect, and the applicable terms of the Plan shall be the terms in effect immediately prior to the Plan’s amendment and restatement. The amendment and restatement of the Plan shall have no effect on Grants made under the Plan prior to the Amendment and Restatement Date.

5.2.	Term.

The Plan shall expire on the tenth anniversary of the Amendment and Restatement Date.

6.	PERMISSIBLE GRANTEES

6.1.	Employees and Service Providers.

Subject to the provisions of Section 6.3 hereof, Grants may be made under the Plan to any employee of the Company or any Subsidiary, including any such employee who is an officer or director of the Company, to an Outside Director, to a Service Provider or employee of a Service Provider providing, or who has provided, services to the Company or any Subsidiary, and to any other individual whose participation in the Plan is determined by the Board to be in the best interests of the Company, as the Board shall determine and designate from time to time.

6.2.	Multiple Grants.

An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

6.3.	LIMITATIONS ON GRANTS OF INCENTIVE STOCK OPTIONS

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

7.	AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements issued from time to time or at the same time need

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not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options.

8.	OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be no less than the Fair Market Value of a share of Stock on the date of grant and stated in the Award Agreement evidencing such Option; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent (10%) of the Company’s outstanding shares of Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 16 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement, provided, however, that subject to earlier vesting as otherwise provided herein, the vesting period shall be a minimum of three (3) years. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.	Option Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years (eleven years if the Grantee shall terminate employment or other service due to death in the tenth year of the Option term) from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and thereafter stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent (10%) of the outstanding shares of Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its date of grant.

8.4.	Termination of Employment or Other Relationship for a Reason Other than Retirement, Death or Disability.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries other than by reason of death, “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or Retirement, any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 8.2 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 8.2 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee’s termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof.

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8.5.	Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by or providing services to the Company or its Subsidiaries, all Options granted to such Grantee that have not previously terminated shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within five years after the date of such Grantee’s death and prior to termination of the Option pursuant to Section 8.3 hereof, to exercise any Option held by such Grantee at the date of such Grantee’s death.

8.6.	Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company or its Subsidiaries is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Options that have not previously terminated shall fully vest, and shall be exercisable for a period of five years after such termination of employment or other relationship, subject to earlier termination of the Option as provided in Section 8.3 hereof.

8.7.	Rights in the Event of Retirement.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company is terminated by reason of the Grantee’s Retirement, all Options granted to such Grantee that have not previously terminated shall fully vest on the date of Retirement, and the Grantee shall have the right, at any time within five years after the date of such Grantee’s Retirement and prior to termination of the Option pursuant to Section 8.3 hereof, to exercise any Option held by such Grantee at the date of such Grantee’s Retirement.

8.8.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the date upon which the Option is granted (except as provided in Section 8.3 hereof in the case of death of the Grantee), or after the occurrence of an event referred to in Section 16 hereof which results in termination of the Option.

8.9.	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares of Stock available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents acceptable to the Company; (ii) to the extent permitted by law and at the Board’s discretion, through the actual or constructive tender to the Company of shares of Stock, which shares of Stock, if acquired from the Company, shall have been held for at least six months prior to such tender if necessary to avoid negative accounting treatment (or such shorter period as the Board may approve) and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) to the extent permitted by law and at the Board’s discretion, by a combination of the methods described in clauses (i) and (ii) or any other method permitted by law that is approved by the Board. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

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8.10.	Rights as a Stockholder; Dividend Equivalents.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance. However, the Board may, on such conditions as it deems appropriate, provide that a Grantee will receive a benefit in lieu of cash dividends that would have been payable on any or all shares of Stock subject to the Grant if such shares of Stock had been outstanding. Without limitation, the Board may provide for payment to the Grantee of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Grantee.

8.11.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a Stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

9.	STOCK APPRECIATION RIGHTS

9.1.	SAR Price.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one share of Stock on the date of exercise over (y) the grant price of the SAR, as determined by the Board. The grant price of a SAR shall not be less than the Fair Market Value of a share of Stock on the Grant Date.

9.2.	Vesting, and Terms and Conditions Governing SARs.

The Board shall determine the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including exercise based on achievement of performance objectives or future service requirements), the time or times at which and the circumstances under which a SAR shall cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, whether or not a SAR shall be in tandem or in combination with any other Grant, and any other terms and conditions of any SAR provided, however, that subject to earlier vesting as otherwise provided herein, the vesting period shall be minimum of three (3) years.

9.3.	SAR Term

Each SAR granted under the Plan shall terminate upon the expiration of ten years (eleven years if the Grantee shall terminate employment or other service due to death in the tenth year of the SAR term) from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and thereafter stated in the Award Agreement relating to such SAR.

9.4.	Termination of Employment or Other Relationship for a Reason Other than Retirement, Death or Disability.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries other than by reason of death, “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or Retirement, any SAR or portion thereof held by such Grantee that has not vested shall terminate immediately, and any SAR or portion thereof that has vested

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but has not been exercised shall terminate at the close of business on the 90th day following the Grantee’s termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday).

9.5.	Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by or providing services to the Company or its Subsidiaries, all SARs granted to such Grantee that have not previously terminated shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within five years after the date of such Grantee’s death and prior to termination of the SAR pursuant to Section 9.2 hereof, to exercise any SAR held by such Grantee at the date of such Grantee’s death.

9.6.	Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s SARs that have not previously terminated shall fully vest, and shall be exercisable for a period of five years after such termination of employment or other relationship, subject to earlier termination of the SAR as provided in Section 9.2 hereof. Whether a termination of employment or other relationship is considered to be by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, whose determination shall be final and conclusive.

9.7.	Rights in the Event of Retirement.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company or its Subsidiaries is terminated by reason of the Grantee’s Retirement, all SARs granted to such Grantee that have not previously terminated shall fully vest on the date of Retirement, and the Grantee shall have the right, at any time within five years after the date of such Grantee’s Retirement and prior to termination of the SAR pursuant to Section 9.2 hereof, to exercise any SAR held by such Grantee at the date of such Grantee’s Retirement.

9.8.	Limitations on Exercise of SAR.

Notwithstanding any other provision of the Plan, in no event may any SAR be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the date upon which the SAR is granted (except as provided in Section 9.3 hereof in the case of death of the Grantee), or after the occurrence of an event referred to in Section 16 hereof which results in termination of the SAR.

10.	TRANSFERABILITY OF OPTIONS AND SARS

10.1.	General Rule

Except as provided in Section 10.2 hereof, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR or Option. Except as provided in Section 10.2 hereof, no Option or SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

10.2.	Family Transfers.

To the extent permitted by the Board and under such rules and conditions as may be imposed by the Board, a Grantee may transfer all or part of an Option that is not an Incentive Stock Option or a SAR to (i) any Immediate Family Member, (ii) a trust or trusts for the exclusive benefit of any Immediate Family Member or

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(iii) a partnership or limited liability company in which Immediate Family Members are the only partners or members, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options or SARs or transfers of an interest in a trust, partnership, or limited liability company to which an Option or SAR has been transferred are prohibited except those in accordance with this Section 10.2 or by will or the laws of descent and distribution. Following such transfer, any such Option or SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, provided that, for purposes of this Section 10.2, the term “Grantee” shall be deemed to refer to the transferee. The events of termination of employment or other relationship referred to in Section 8.4 and Section 9.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option or SAR shall be exercisable by the transferee only to the extent and for the periods specified in Section 8.4, 8.5, 8.6 or 8.7 hereof in the case of Options and Section 9.4, 9.5, 9.6 or 9.7 hereof in the case of SARs.

11.	RESTRICTED STOCK

11.1.	Grant of Restricted Stock or Restricted Stock Units.

The Board from time to time may grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

11.2.	Restrictions.

At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board shall establish a period of time (the “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units. Unless the Grant is being made in consideration of compensation due under another plan, or unless vesting is subject to performance, the Restricted Period will be a minimum of three years (subject to the accelerated vesting provisions of Section 16 hereof). Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board may, in its sole discretion, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Such performance objectives shall be established in writing by the Board by not later than the 90th day of the period of service to which such performance objectives relate and while the outcome is substantially uncertain. Performance objectives may be stated either on an absolute or relative basis and may be based on any of the following criteria: earnings per share, total stockholder return, operating earnings, growth in assets, return on equity, return on capital, market share, stock price, net income, cash flow, sales growth (in general, by type of product and by type of customer), retained earnings, completion of acquisitions, completion of divestitures and asset sales, cost or expense reductions, introduction or conversion of product brands, achievement of specified management information systems objectives, and any combination of the foregoing performance objectives (e.g., cash flow return on capital), provided that the performance period may be no less than one year. Performance objectives may include positive results, maintaining the status quo or limiting economic losses. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

11.3.	Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, Stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the

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Grantee, provided, however, that such certificates shall bear a legend or legends complying with the applicable securities laws and regulations and making appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

11.4.	Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Stock and the right to receive any dividends declared or paid with respect to such shares of Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be subject to the restrictions applicable to the original Grant.

11.5.	Rights of Holders of Restricted Stock Units.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the shares of Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share on the date that such dividend is paid.

11.6.	Termination of Employment or Other Relationship for a Reason Other than Death, Disability or Retirement.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries, in either case other than, in the case of individuals, by reason of death, “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), or Retirement, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including, but not limited to, any right to vote Restricted Stock or any right to receive dividends with respect to Restricted Stock or Restricted Stock Units.

11.7.	Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by the Company or its Subsidiaries or while serving as a Service Provider, all Restricted Stock or Restricted Stock Units granted to such Grantee shall, if vesting is based solely on continued service, fully vest on the date of death, or if vesting is based in whole or part on performance, shall be immediately forfeited to the extent not yet vested. Upon such vesting, the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

11.8.	Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company or its Subsidiaries or a Service Provider, or service as a Service Provider, is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s then unvested Restricted Stock or Restricted Stock Units shall, if vesting is based solely on continued service, fully vest and be paid on the date of termination, or if vesting is based in whole or part on performance, shall be immediately forfeited to the extent not yet vested.

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11.9.	Rights in the Event of Retirement.

Unless otherwise provided by the Board, if a Grantee’s employment with the Company or its Subsidiaries is terminated by reason of Retirement, all Restricted Stock or Restricted Stock Units granted to such Grantee shall, if vesting is based solely on continued service, fully vest and be paid on the date of termination, or if vesting is based in whole or part on performance, shall be immediately forfeited to the extent not yet vested.

11.10.	Delivery of Shares and Payment Therefor.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Stock or Restricted Stock Units shall lapse, and, unless otherwise provided in the Award Agreement, upon payment by the Grantee to the Company, in cash or by check, of the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units or (ii) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or Restricted Stock Units, a certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

12.	UNRESTRICTED STOCK

The Board may, in its sole discretion, grant Stock (or sell Stock at par value or such other higher purchase price determined by the Board) free of restrictions other than those required under federal or state securities laws (“Unrestricted Stock”) to persons eligible to receive grants under Section 6 hereof. Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration in lieu of any cash compensation due to such Grantee, or in satisfaction of a performance share award payable in Stock and earned based on the satisfaction of one or more of the performance objectives enumerated in Section 11.2 hereof with respect to Restricted Stock and Restricted Stock Units.

13.	PARACHUTE LIMITATIONS

If the Grantee is a “disqualified individual” (as defined in Section 280G(c) of the Code), any Option, Restricted Stock, Restricted Stock Unit or SAR and any other right to receive any payment or benefit under the Plan shall not vest or become exercisable (i) to the extent that the right to vest or any other right to any payment or benefit, taking into account all other rights, payments or benefits to or for the Grantee, would cause any payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under any Award Agreements, the Plan, and all other rights, payments or benefits to or for the Grantee would be less than the maximum after-tax amount that could be received by the Grantee without causing the payment or benefit to be considered a Parachute Payment. In the event that, but for the provisions of this Section 13, the Grantee would be considered to have received a Parachute Payment under any Award Agreements that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate any rights, payments or benefits under any Award Agreements, the Plan, any other agreements and any benefit arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under any Award Agreements be deemed to be a Parachute Payment. The Award Agreement, or any agreement entered into by the Grantee with the Company before or after the date of grant, may provide for different treatment of Grants than is set forth in this Section 13 in the event that the Grantee is a disqualified individual.

14.	REQUIREMENTS OF LAW

14.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other person exercising a right

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emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other person exercising a right emanating from such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any Restricted Stock or shares of Stock underlying Restricted Stock Units, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares of Stock unless the Board has received evidence satisfactory to it that the Grantee or any other person exercising a right emanating from such Grant may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any such determination by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, such provision or action shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.	AMENDMENT AND TERMINATION OF THE PLAN

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, that, any amendment that materially increases the benefits available under the Plan or which is required to be submitted for stockholder approval by applicable law, rule or regulation (including, without limitation, rules of the NYSE) shall be adopted subject to stockholder approval. Except as permitted under this Section 15 or Section 16 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

16.	EFFECT OF CHANGES IN CAPITALIZATION

16.1.	Changes in Stock.

Subject to Section 16.2 hereof, in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, spin-off, split-up, share combination or other change in the corporate structure of the Company affecting the shares of Stock, (a) such adjustment may be made in the number and class of shares which may be delivered under Section 4 hereof and the Grant limits under Section 4 hereof, and in the

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number and class of or price of shares subject to outstanding Grants as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of existing rights; and (b) the Board or, if another legal entity assumes the obligations of the Company hereunder, the board of directors, compensation committee or similar body of such other legal entity shall either (i) make appropriate provision for the protection of outstanding Grants by the substitution on an equitable basis of appropriate equity interests or awards similar to the Grants, provided that the substitution neither enlarges nor diminishes the value and rights under the Grants, or (ii) upon written notice to the Grantees, provide that Grants shall be exercised distributed, canceled or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions) as shall be specified in the notice. Any adjustment of an Incentive Stock Option under this Section 16.1 shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Code. The conversion of any convertible securities of the Company shall not be treated as a change in the corporate structure of the Company affecting the shares of Stock. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the merger, reorganization or other transaction referred to in this Section 16.1.

16.2.	Reorganization, Sale of Assets or Sale of Stock.

Upon the dissolution or liquidation of the Company or upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board that results in any person or entity (or person or entities acting as a group or otherwise in concert) owning eighty percent (80%) or more of the combined voting power of all classes of securities of the Company, (i) all outstanding Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such transaction, and (ii) all Options and SARs outstanding hereunder shall become immediately exercisable for a period of fifteen days immediately prior to the scheduled consummation of such transaction. Any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the transaction and shall be effective only immediately before the consummation of the transaction.

This Section 16.2 shall not apply to any transaction to the extent that (A) provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of the Options, SARs, Restricted Stock and Restricted Stock Units theretofore granted, or for the substitution for such Options, SARs, Restricted Stock and Restricted Stock Units of new options, stock appreciation rights, restricted stock and restricted stock units covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options, SARs, Restricted Stock and Restricted Stock Units theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such transaction shall not trigger application of the provisions of this Section 16.2 and limited by any “change in control” provision in any employment agreement or Award Agreement applicable to the Grantee. Upon consummation of any such transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of such Options and SARs theretofore granted, or for the substitution for such Options and SARs of new options and stock appreciation rights covering the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options and SARs theretofore granted shall continue in the manner and under the terms so provided. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

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16.3.	Adjustments.

Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16.4.	No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

17.	DISCLAIMER OF RIGHTS

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate thereof, or to interfere in any way with any contractual or other right or authority of the Company or Service Provider either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any affiliate thereof. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement or employment agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option or SAR except to the extent such shares of Stock shall have been issued upon the exercise of the Option or SAR.

18.	NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of Stock options otherwise than under the Plan.

19.	WITHHOLDING TAXES

The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the exercise of an Option or SAR or the grant of Unrestricted Stock. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such

16

withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirement.

20.	CAPTIONS

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

21.	OTHER PROVISIONS

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

22.	NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form and, the masculine gender shall include the feminine gender, as the context requires.

23.	SEVERABILITY

If any provision of the Plan or any Award Agreement shall be finally determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

24.	GOVERNING LAW

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware (without giving effect to the choice of law provisions thereof).

25.	SECTION 409A

To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of Code as a result of any provision of any Grant, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Board shall determine the nature and scope of any such amendment.

* * * *

The Plan prior to its amendment and restatement herein was duly adopted and approved by the Board of Directors of the Company as of the 12th day of March, 1999 and by the stockholders of the Company on the 7th day of April, 1999. The Plan, as amended and restated herein, was approved by the Board of Directors of the Company as of the 8th day of March, 2005 and by the stockholders of the Company as of the 21st day of April, 2005. The Plan was subsequently amended by the Board of Directors of the Company on the 12th day of September, 2005 and the 13th day of March, 2008, and by the stockholders on the 7th day of May, 2008.

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Ple ase Mark Here for Addre ss Change or Comments

SEE REVERSE SIDE

THE BOARD OF DIRE CTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. ELECTION OF DIRECTORS

FOR WITH HOLD

Nominees: all nomin ees listed AU THORIT Y except as indic ate d to vote for all nomin ees

01 Jay M. Gratz

02 Ronald W. Kaplan

(IN STRUCTION: To withhold authority to vote o f r any n i dividual nominee, write that nominee’s name in the space provided below.)

PLEASE SIG N, DATE AND RETURN THIS PROXY N I THE ENCLOSED PO STAGE PREPAID ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

FOR AGAIN ST ABSTAIN

2. To appro ve amendment to h t e Trex Company, Inc. 2005 Stock n I centive Plan.

FOR AGAIN ST ABSTAIN

3. To ratify the appointment of Ernst & Young LLP as Trex Company’s in dependent e r gis tere d public accounti ng firm o f r h t e 2008 fiscal year.

Signature Signature Date

The signature on this Proxy should correspond exactly with stockhold er’s nam e as prin ted above. I n the cas e of joint t e nants, co-executors or co-tr uste es, both should sign. Persons signin g as Atto rney, Execu o t rs, Admin istrato , r Truste e or Guardian should giv e h t eir f u l i t tle.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and tele phone voting s i avail able through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares n i the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.c om/twp

Use the internet to vote your proxy. Have your proxy card n i hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone tele phone to vote your proxy. Have your proxy card in hand when you call. f I you vote your proxy by Inte rnet or by tele phone, you do NOT need to mail back your proxy card. To vote by mail , mark, sign and date your proxy card and retu rn it n i t h e enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your fu ture proxym ateria ls, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructionsw illp rompt yout hrough enrollment.

Please Mark Here for Address Change or Comments **SEE REVERSE SIDE** ☐

1. ELECTION OF DIRECTORS

Nominees:	FOR all nominees listed except as indicated	WITHHOLD AUTHORITY to vote for all nominees
01 Jay M. Gratz 02 Ronald W. Kaplan	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

____

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

Signature ____________________ **Signature** ____________________ **Date** __________

The signature on this Proxy should correspond exactly with stockholder's name as printed above. In the case of joint tenants, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executors, Administrator, Trustee or Guardian should give their full title.

▲ ***FOLD AND DETACH HERE*** ▲

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET		TELEPHONE
http://www.proxyvoting.com/twp Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	***OR***	**1-866-540-5760** Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

TREX COMPANY, INC.

160 EXETERD RIVE WIN CHESTER,V IRGINIA 22603-8605

THIS PROXY IS SOLIC ITED ON BEHALF OF THE BOARD OF DIRECTORS OF TREX COMPANY, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 7,2 008 AT 9:00 A.M.

The undersigned appoints James E. Cline and William R. Gupp, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent th e undersigned and vote all shares of Trex Company, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 7, 2008, and at any adjournment orp ostponement thereof, as indicated on the reverse side. The undersigned further authorizes suchp o r xies tov ote in their discretion upons uch other matters as may properly come before the Annual Meeting or any adjo urnment or postponement t h ereof. Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIG NED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

C ( ontinued and to be signed on reverse side)

Address Change/Comments M ( arkt he corresponding box on h t e re verse side)

FOLD AND DETACH HERE

You can now access your Trex Company, Inc. account online.

Access your TrexC ompany shareholder account online via In vestor ServiceDirect® (ISD).

The transfer agent o f Trex Company now makes it easy and convenient to get current information on your shareholder account.

Vie w account status

Vie w certif cate historyi

Vie w book-entry information

Make address changes

Establish/change your PIN

Visit uso n thew eba t http://www.bnymello n.com/shareowner/isd

For Technical Assistance Call1 -877-978-7778 between9 am-7pm Monday-Friday Eastern Time

PRINT AUTHORIZATION

To commence printing on this proxy card ple ases ign, datea nd fax this card to: 732-802-0260

SIGNATURE:            DATE:

Markt his box if you would lik e the Proxy Card EDGARiz ed: ASCII EDGAR I (HTML)

( T HIS BOXED AREA DOES NOT PRIN T) RegisteredQ uantit y 1000.00